Prospectus

SAXON ASSET SECURITIES COMPANY
(Depositor)

MORTGAGE LOAN ASSET BACKED CERTIFICATES
MORTGAGE LOAN ASSET BACKED NOTES
(Issuable in series by separate trusts)

Each series of securities:

•	will consist of one or more classes of mortgage pass through certificates or mortgaged-backed notes representing

•	will receive principal and interest from payments collected on the assets of the related trust.

•	will represent obligations of the issuing entity only and will not represent interests in or obligations of any sponsor, the depositor or any of their affiliates or any other party.

The assets of each trust:

•	will be mortgage loans or mortgage backed securities sold to the trust by Saxon Asset Securities Company and various forms of credit enhancement of the types described in this prospectus; and

•	in the case of mortgage loans, will be serviced by one or more entities identified in the related prospectus supplement.

Mortgage loans included in any trust will be secured by first or second liens on:

•	one- to four-family residential properties,

•	condominium units,

•	manufactured housing, or

•	units in planned unit developments.

You should carefully consider the risk factors beginning on page 3 of this prospectus and under “Risk Factors” in the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 2, 2008.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE PROSPECTUS SUPPLEMENT

We tell you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to your particular series of securities, and (2) the accompanying prospectus supplement, which will describe the specific terms of your securities, including:

•	the principal balance and interest rate of each class,

•	the timing and priority of interest and principal payments,

•	statistical and other information about the mortgage assets,

•	information about credit enhancement, if any, for each class,

•	the ratings for each class, and

•	the method for selling the securities.

The information presented in this prospectus is intended to enhance the more specific terms of the accompanying prospectus supplement. If the specific terms of a particular series of securities vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. No one has been authorized to provide you with different information. The securities are not being offered in any state where the offer is not permitted. Saxon Assets Securities Company does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions.

RISK FACTORS

Prospective investors should consider the following factors, as well as the factors identified under “Risk Factors” in the related prospectus supplement, in connection with a purchase of the securities of any series.

The mortgage loan underwriting standards are generally less stringent than those used by federal agencies, which may increase the risk of default on the mortgage loans
All or a portion of the mortgage assets may consist of mortgage loans underwritten in accordance with underwriting standards that do not comply with Fannie Mae or Freddie Mac guidelines. These types of mortgage loans are referred to as “subprime,” “nonprime” or “non-conforming” mortgage loans. Whereas “prime” loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects. The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. While lenders consider a borrower’s credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristic, such as loan-to-value ratio, or attributes of the property that may cause a loan to carry elevated risk.

Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making down payments and the propensity of these borrowers to extract equity during financing. Historically, subprime borrowers pay higher rates of interest, go into delinquency more often and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines. A significant portion of the mortgage loans in the trust may have been classified in these relatively low (i.e., relatively higher risk) credit categories.

Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other mortgage loans of relatively low credit quality than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans. These risks are magnified with respect to adjustable payment mortgage loans, interest-only mortgage loans, loans with balloon payments and loans that provide for negative amortization.

See “—Changes in U.S. economic conditions may adversely affect the performance of the mortgage loans, particularly adjustable payment loans of various types” for a discussion of risks related to economic conditions generally and adjustable payment mortgage loans.

Consequently, mortgage loans originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines may be likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

See “Origination of Mortgage Loans” in this prospectus and see the related prospectus supplement for a description of the underwriting guidelines applied in originating the related mortgage loans.

Mortgage loans may be delinquent, resulting in greater defaults, prepayments and losses
As specified in the related prospectus supplement, a certain number of mortgage loans included in the trust may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower. These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories.

Mortgage loans with interest-only payments may experience higher rates of delinquencies and losses
A portion of the mortgage assets may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a specified period of several years following the origination of the mortgage loan. Following the interest-only period, the monthly payment with respect to each of these mortgage loans will change, and most likely increase, to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage interest rate.

The presence of these mortgage assets will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the trust fund. The extension of weighted average lives could result in a lower yield on securities purchased at a discount than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the interest-only period of the term of a mortgage loan as a disincentive to prepayment.

If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency and loss.

See also “—Changes in U.S. economic conditions may adversely affect the performance of the mortgage loans, particularly adjustable payment loans of various types” for a discussion of risks related to interest-only mortgage loans and economic conditions.

Mortgage loans secured by junior liens may experience higher rates of delinquencies and losses
All or a portion of the mortgage assets included in a trust may be loans secured by second or more junior liens on residential properties. If a borrower defaults, there may be no, or an insufficient amount of, liquidation or other proceeds to satisfy a second or more junior lien after satisfaction of the senior lien and the payment of any liquidation expenses. Generally, the holder of a junior lien mortgage loan will be subject to a loss of its mortgage if the holder of the first mortgage is successful in foreclosure of its mortgage, because no junior liens or encumbrances survive such a foreclosure. In addition, due to the priority of the first mortgage, the holder of the junior lien mortgage may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Furthermore, any liquidation, insurance or condemnation proceeds received on the junior lien mortgage will be available to satisfy the outstanding balance of the mortgage loan only to the extent that the claim of the related first mortgage has been satisfied in full, including any foreclosure costs. Accordingly, if liquidation proceeds are insufficient to satisfy the mortgage loan secured by the junior lien and all prior liens in the aggregate, and if the credit enhancement provided by any excess interest and overcollateralization (if applicable) has been exhausted or is otherwise unavailable to cover the loss, securityholders will bear the risk of delay in payments while any deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any other reason.

Risks related to simultaneous second liens and other borrower debt
At the time of origination of any first lien mortgage loans in the trust, the originators or other lenders may also have made second lien loans to the same borrowers that will not be included in the trust. In addition, other borrowers whose first lien loans are included in the trust may have obtained secondary mortgage financing following origination of the first lien loans. In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types. Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust. Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the first lien mortgage loans in the trust may be affected by any associated second lien loans.

Mortgage loans with high original loan-to-value ratios may present a greater risk of loss
As specified in the related prospectus supplement, some of the mortgage loans included in the trust may have original loan-to-value ratios of greater than 80%. Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

Moreover, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, neither the applicable servicer nor the related master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders. In such event, holders of subordinate classes of securities may suffer losses.

The rate of delinquency on mortgage loans secured by non-owner occupied mortgage premises could be higher
A portion of the mortgage assets included in a trust may be secured by liens on mortgaged premises that are not owner-occupied. Mortgage loans secured by properties acquired by investors for the purpose of rental income or capital appreciation, or properties acquired as second homes, tend to have higher severities of default than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not occupy the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

Mortgage loans with balloon payment features may have a greater default risk
A portion of the mortgage assets included in a trust may be balloon loans that provide for the payment of the unamortized principal balance of the mortgage loans in a single payment at maturity. Balloon loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the balloon loan, generally five, seven, 10 or 15 years after origination. Amortization of a balloon loan based on a scheduled period that is longer than its term results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. Because borrowers of balloon loans must make substantial single payments at maturity, the default risk associated with balloon loans may be greater than that associated with fully-amortizing mortgage loans. The ability of a borrower to repay a balloon loan at maturity frequently will depend upon the borrower’s ability to refinance the loan. Neither the depositor nor the trustee is obligated to obtain refinancing. Securityholders will bear any loss on a balloon loan resulting from a default caused by the borrower’s inability to obtain refinancing.

Mortgage loans that provide for negative amortization may have a greater default risk
If specified in the related prospectus supplement, the trust may include mortgage loans that provide for so-called “negative amortization.” Negative amortization mortgage loans generally provide the borrower with a low initial introductory interest rate. Thereafter, the mortgage interest rate is calculated at the index specified in the related mortgage note plus the applicable margin. However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

At the end of this initial period, and periodically thereafter, the borrower’s minimum monthly payment is adjusted to reflect the prevailing interest rate, consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term. Typically, the borrower’s monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note. Nevertheless, although each year’s recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the annual payment adjustment date, this index may continue to adjust up or down throughout the course of the year.

During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be “recast” without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

In summary, then, as interest rates increase (or, in some cases, even if market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends.

See “—Changes in U.S. economic conditions may adversely affect the performance of the mortgage loans, particularly adjustable payment loans of various types” above.

In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities. If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities. In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement. Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

Geographic concentration of mortgage loans may increase risk of loss
The mortgage loans to be included in the trust may be concentrated in one or more states, as specified in the related prospectus supplement. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

• Weak economic conditions in those states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

• Declines in the real estate market in those states may reduce the values of similar properties located in those states, which would result in an increase in the loan-to-value ratios of the related mortgage loans.

• Properties in California, Florida and the Gulf of Mexico coast, in particular, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as hurricanes, as well as earthquakes, floods, wildfires, mudslides and other natural disasters.

• Predatory lending laws or other laws which tend to restrict the availability of credit in certain cities, counties or states may limit a borrower’s refinancing options and increase the chances of default and foreclosure.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.

For additional information regarding the geographic concentration of the mortgage loans to be included in the trust, see the geographic distribution table or tables in the prospectus supplement.

Default risk on high balance mortgage loans
If specified in the related prospectus supplement, a certain percentage of the mortgage loans included in the trust may have a principal balance as of the cut-off date in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the trust as a whole.

Mortgage loan interest rates may limit interest rates on the securities
The securities generally will have either fixed or variable interest rates. However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the trust or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the trust and any payments owed on derivative instruments. The mortgage loans to be included in the trust will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

Any adjustable rate mortgage loans in the trust may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates. In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates. As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities. Some of these factors are described below.

• The interest rates for your securities may adjust monthly based on the one-month LIBOR index or another index, while the interest rates on the mortgage loans to be included in the trust may either adjust less frequently, adjust based on a different index or not adjust at all. Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment.

• The interest rates on adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities. It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the related securities are stable or rising. It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

• To the extent that fixed rate or adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

See “Maturity, Prepayment and Yield Considerations” in this prospectus and see the related prospectus supplement for a description of the interest rates applicable to your securities and for a general description of the interest rates of the related mortgage loans,

Changes in U.S. economic conditions may adversely affect the performance of the mortgage loans, particularly adjustable payment loans of various types
Recently, an increasingly large proportion of mortgage loans originated in the United States have been adjustable payment mortgage loans, including loans that have interest-only or negative amortization features. Mortgage loans that are referred to generally as adjustable payment or adjustable rate mortgage loans may include any of the following types of loans:

• mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring six months after origination of the related mortgage loan and adjustments occurring every six months thereafter; these loans may or may not have a low introductory interest rate;

• “hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note, and thereafter adjusts periodically based on the related index;

• “interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate;

• “negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

• “option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the loan).

If specified in the related prospectus supplement, the trust may include significant concentrations of these types of adjustable payment mortgage loans, which present special default and prepayment risks.

The primary attraction to borrowers of these adjustable payment mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan. As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable payment mortgage loan products than if they used a standard amortizing fixed rate mortgage loan.

In addition, a substantial number of these adjustable payment mortgage loans have been originated in regions of the United States that have seen substantial real estate price appreciation over the past few years, such as California and major metropolitan areas in other states. Many borrowers in these markets have used adjustable payment mortgage loan products to purchase properties that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments. These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest-only period.

Borrowers with adjustable payment mortgage loans will likely be exposed to increased monthly payments (1) when the mortgage interest rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly, (3) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (4) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

When evaluating a mortgage loan application from a prospective borrower for an adjustable payment or interest-only mortgage loan, many mortgage originators determine the amount of loan that borrower can afford based on the borrower’s initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage interest rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans). Unless otherwise specified in the related prospectus supplement, mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the “cut-off date,” and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan. These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

In recent years, mortgage interest rates have been at historically low levels. Although short-term interest rates have increased from their lowest levels, long-term interest rates have remained low. If mortgage interest rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans. As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher and they may not be able to make those payments.

In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest-only or negative amortization features will increase substantially when the principal must be repaid.

Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable payment mortgage loan products, or to offer these products at relatively low interest rates. A decline in real estate prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their property to permit them to refinance. In addition, if the recent rapid increase in real estate prices ceases or real estate prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans. These events could cause borrowers to default on their mortgage loans.

Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable payment mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates. If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

It is likely that borrowers with adjustable payment mortgage loans will over the next several years be required to spend a larger proportion of their income to service their mortgage debt. This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending. It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values. These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above. As a consequence, defaults on adjustable payment mortgage loans may increase significantly.

Any of the factors described above, alone or in combination, could adversely affect the yield on your securities. Depending upon the type of security purchased and the price paid, the adverse yield effect could be substantial.

These risks are magnified with respect to mortgage loans made on the basis of relatively low credit standards.

See “—The mortgage loan underwriting standards are generally less stringent than those used by federal agencies, which may increase the risk of default on the mortgage loans” for a discussion of risks related to mortgage loans that are sometimes referred to as “subprime” or “non-conforming” or are otherwise originated in accordance with credit standards that do not conform to those of Fannie Mae or Freddie Mac.

Several types of adjustable payment mortgage loans discussed above, in particular “option ARMs” and interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years. Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions. In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

See “—Mortgage loans with interest-only payments may experience higher rates of delinquencies and losses” and “—Mortgage loans that provide for negative amortization may have a greater default risk” for further discussion of mortgage loans with interest-only or negative amortization features, respectively.

Unpredictability and effect of prepayments
The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, some or all of the mortgage loans to be included in the trust may require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from the periods specified in the related prospectus supplement. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan originators, including the related seller and its affiliates, the servicer or servicers, as applicable, and any master servicer. In addition, the availability of newer mortgage products with more flexible payment terms or that require lower monthly payments, such as “option ARMs,” may result in an increase in the number of borrowers who prepay their mortgage loans to take advantage of new products.

The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans. In addition, the related seller or the party from which such seller acquired a particular mortgage loan may be required to purchase mortgage loans from the trust in the event that certain breaches of representations and warranties made with respect to the mortgage loans are not cured. These purchases will have the same effect on securityholders as prepayments of mortgage loans.

A prepayment of a mortgage loan will usually result in a payment of principal on the securities:

• If you purchase securities at a discount, especially any principal-only securities, and principal prepayments on the related mortgage loans are received at a rate slower than you anticipate, then your yield may be lower than you anticipate.

• If you purchase securities at a premium, especially any interest-only securities, and principal prepayments on the related mortgage loans are received at a rate faster than you anticipate, then your yield may be lower than you anticipate.

The prepayment experience of the mortgage loans to be included in the trust may differ significantly from that of other first and junior lien residential or commercial mortgage loans.

See “Maturity, Prepayment and Yield Considerations” in this prospectus and in the related prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Modification of mortgage loans may delay or reduce payments on securities
With respect to a mortgage loan on which a default has occurred or is imminent, the related servicer may enter into a forbearance or modification on agreement with the borrower. The terms of any forbearance or modification agreement may affect the amount and timing of payments on the mortgage loan and, consequently, the amount and timing of payments on one or more classes of the related series of securities. For example, a modification agreement that results in a lower mortgage interest rate would lower the pass through rate or interest rate of any related class of securities that accrues interest at a rate based on the weighted average net rate of the mortgage loans.

Risks related to defaults or resignation of a master servicer or a servicer
If a master servicer or a servicer were to default in their obligations under the related master servicing or servicing agreement, the trustee or the related seller may attempt to terminate the defaulting party. However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are “accepted” or “market standard” practices, and the parties’ determination of what servicing actions are in the best interest for the securityholders may, at such times, be in disagreement between the trustee, the related sponsor and seller on the one hand, and the applicable master servicer or the applicable servicer, as applicable, on the other. As a consequence, if the trustee or the related seller attempts to terminate a defaulting master servicer or servicer, the master servicer or servicer may challenge that termination. While such a dispute is being resolved, the performance of the servicing function of the master servicer or servicer may continue to suffer and may adversely affect the mortgage loans.

If a master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer or master servicer.

If any master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the relevant governing agreement. These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

Delinquencies may be higher due to servicing transfers
Servicing of mortgage loans may be transferred in the future to other servicers in accordance with the provisions of the pooling and servicing agreement or sale and servicing agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the related seller of its right to terminate a servicer without cause.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons. As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.

See the related prospectus supplement for a description of any servicing transfers.

Potential inadequacy of credit enhancement
If specified in the related prospectus supplement, the features of subordination and loss allocation, excess interest, over-collateralization and limited cross-collateralization, together with any primary mortgage insurance and financial guaranty insurance policies, are intended to enhance the likelihood that holders of more senior classes of securities will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the related mortgage loans.

Subordination and Allocation of Losses. If the applicable subordination is insufficient to absorb losses, then securityholders will likely incur losses and may never receive all of their principal payments. You should consider that:

• if specified in the related prospectus supplement, if you buy a subordinate security and losses on the related mortgage loans exceed the total principal amount of any securities subordinate to your securities (if any), plus, if applicable to the trust and as specified in the related prospectus supplement, any excess interest and any over-collateralization that has been created, the principal amount of your subordinate securities will be reduced proportionately with the principal amounts of the other subordinate securities of your class by the amount of that excess; and

• if specified in the related prospectus supplement, after the total principal amount of the subordinate securities has been reduced to zero, losses on the mortgage loans may reduce the principal amounts (or notional amounts) of the senior securities.

Losses on the related mortgage loans will reduce the loss protection provided by the subordinate securities to the senior securities and will increase the likelihood that the senior securities will not receive all of their expected principal payments.

If the securities have the benefit of overcollateralization and excess interest, and if overcollateralization is maintained at the required amount and the related mortgage loans generate interest in excess of the amount needed to pay interest and principal on your securities, the fees and expenses of the trust and any payments owed to a derivatives counterparty, then excess interest may be used to pay you and the other securityholders of the related securities the amount of any reduction in the aggregate principal balance of the mortgage loans caused by application of losses. These payments will generally be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, unless otherwise specified in the related prospectus supplement, no interest will be paid to you on the amount by which the principal amount of your securities was reduced because of the application of losses.

See “Credit Enhancement” in this prospectus and see the descriptions of credit enhancement, subordination and application of realized losses in the prospectus supplement.

Excess Interest and Overcollateralization. If the securities have the benefit of excess interest and overcollateralization, as specified in the related prospectus supplement, then in order to create and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the related securities, as well as any fees and expenses of the trust and any payments owed to a derivative counterparty. If the securities have the benefit of excess interest and/or overcollateralization, we expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the related securities plus the weighted average aggregate expense rate. Any remaining interest generated by the mortgage loans will be used to absorb losses on the mortgage loans and to maintain overcollateralization. In addition, on the closing date, the total scheduled principal balance of the mortgage loans may exceed the total principal amount of the securities. This excess is referred to as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the mortgage loans will generate enough excess interest to maintain this overcollateralization level as set by the applicable rating agencies. In addition, there may be no amounts available from any interest rate derivative agreement described in the related prospectus supplement to cover shortfalls. The following factors will affect the amount of excess interest that the related mortgage loans will generate:

• Prepayments. Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. The effect of this reduction on your securities will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

• Defaults, Delinquencies and Liquidations. If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest available for overcollateralization or to absorb losses will be reduced. Every time a mortgage loan is liquidated or charged off, excess interest will be reduced because that mortgage loan will no longer be outstanding and generating interest.

See “Credit Enhancement” in this prospectus and see the descriptions of excess interest and overcollateralization in the prospectus supplement.

Limited Cross-Collateralization. The trust may contain two or more separate mortgage pools, as specified in the related prospectus supplement. Principal payments on the senior securities will depend, for the most part, on collections on the mortgage loans in the related pool. However, as specified in the related prospectus supplement, the senior securities may have the benefit of credit enhancement in the form of subordination from one or more of the other pools. That means that even if the rate of losses on mortgage loans in the pool related to your class of senior securities is low, losses in an unrelated pool may reduce the loss protection for your securities.

Interest Rate Derivative Agreements. If specified in the related prospectus supplement, any amounts received under any interest rate cap or swap agreement will generally be applied as described in the related prospectus supplement to pay interest shortfalls and, if applicable, to maintain overcollateralization and cover losses. However, we cannot assure you that any amounts will be received under that interest rate derivative agreement, or that any such amounts that are received will be sufficient to maintain any required overcollateralization or to cover interest shortfalls and losses on the mortgage loans.

See “Credit Enhancement” in this prospectus and see the description of any interest rate cap agreement or swap agreement, as applicable, in the prospectus supplement.

Primary Mortgage Insurance. If specified in the related prospectus supplement, some of the first lien mortgage loans which have original loan-to-value ratios greater than 80% may be covered by existing borrower-paid primary mortgage insurance policies. The existing borrower-paid primary mortgage insurance policies will to-value ratios of those covered mortgage loans to 80%.

In addition, if specified in the related prospectus supplement, one or more loan-level primary mortgage insurance policies may be acquired on behalf of the trust from primary mortgage insurance providers, providing the initial insurance coverage specified in the related prospectus supplement for those first lien mortgage loans with original loan-to-value ratios greater than 80%.

These loan-level primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to approximately 80%.

However, these policies will only cover first lien mortgage loans and will be subject to various other limitations and exclusions. In addition, borrower-paid primary mortgage insurance may be subject to cancellation by the related borrower. As a result, coverage may be rescinded or denied on some mortgage loans. Primary mortgage insurance providers will generally curtail the insured payments on a foreclosed mortgage loan if the related servicer does not foreclose that mortgage loan within a limited time period determined by the insurance provider. In addition, because the amount of coverage under these policies depends on the loan-to-value ratio of the related mortgaged property at the inception of these policies, a decline in the value of the related mortgaged property will not result in increased coverage, and the trust may still suffer a loss on a covered mortgage loan. Accordingly, these primary mortgage insurance policies will provide only limited protection against losses on the mortgage loans.

See “Insurance — Primary Mortgage Insurance Policies” in this prospectus and see the descriptions of any primary mortgage insurance policies in the prospectus supplement.

Effect of creditworthiness of primary mortgage insurers on ratings of securities
If the related prospectus supplement specifies that one or more loan-level primary mortgage insurance policies have been acquired on behalf of the trust from one or more primary mortgage insurance providers, then the ratings assigned to your securities by the applicable rating agencies will be based in part on the financial strength ratings assigned to the insurer or insurers providing the primary mortgage insurance coverage described above. However, these financial strength generally have the effect of reducing the original loan ratings assigned to the insurer or insurers could be qualified, reduced or withdrawn at any time. In addition, you should consider that a credit rating does not assure you that the insurer or insurers will not default on their obligations.

Any qualification, reduction or withdrawal of the financial strength ratings assigned to the insurer or insurers could result in reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities.

See “Credit Enhancement — Mortgage Pool Insurance Policies” in this prospectus and see the descriptions of any primary mortgage insurance providers in the prospectus supplement.

Risks related to any interest rate swap agreement
If the related prospectus supplement specifies that the trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, a rapid rate of prepayments during periods in which the trust makes net payments to a swap counterparty could adversely affect the yields on the securities.

Effect of creditworthiness of swap counterparty on ratings of securities
If the related prospectus supplement specifies that the trust includes one or more interest rate swap agreements, in the event that the trust, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

If the related prospectus supplement specifies that the trust includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider. If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn. In such event, the value and marketability of those securities will be adversely affected.

See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.

Special risks for certain classes of securities
The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities. These securities will have yields to maturity (or early termination)—the yield you will receive if you hold a security until it has been paid in full—that are highly sensitive to prepayments on the related mortgage loans.

If you purchase any of these classes of securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:

• in the case of any interest-only securities, a faster than expected rate of prepayments on the mortgage loans in the trust; and

• in the case of any principal-only securities, a slower than expected rate of prepayments on the mortgage loans in the trust.

Prepayments on the mortgage loans, including liquidations, purchases and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the related seller and its affiliates and any master servicer or servicer.

Exercise by a party that has a right to purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.

Bankruptcy or insolvency proceedings could delay or reduce payments on the Securities
Each transfer of a mortgage loan to the related seller, from such seller to the depositor and, in turn, to the related trust, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents. However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

Other federal and state laws provide priority to certain tax and other liens over the lien of a mortgage or deed of trust.

Violation of various federal, state and local laws may result in losses on the mortgage loans
Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of brokers and lenders. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.

Mortgage loans are also subject to various federal laws, including:	• the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to borrowers regarding the terms of their mortgage loans;

• the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the trust to damages and administrative enforcement.

The related seller of the mortgage loans will represent in the mortgage loan sale agreement described in the related prospectus supplement that each mortgage loan was originated in compliance with applicable federal, state and local laws and regulations. In the event of a breach of this representation, that seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the related prospectus supplement and under “The Agreements—Repurchase and Substitution of Non- Conforming Loans” in this prospectus.

Risks related to predatory lending laws/high cost loans
Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. The federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of certain provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the origination of mortgage loans. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.

In addition, under the anti-predatory lending laws of some states, the origination of certain mortgage loans (including loans that are not classified as “high cost” loans under applicable law) must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the related originator reasonably believed that the test was satisfied.

Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust, as an assignee of the related mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.

The related seller will represent that the trust does not include any mortgage loans that are subject to HOEPA or that would be classified as “high cost” loans under any similar state or local predatory or abusive lending law. There may be mortgage loans in the trust that are subject to the state or local requirement that the loan provide a net tangible benefit (however denominated) to the borrower; the related seller will represent that these mortgage loans are in compliance with applicable requirements. If it is determined that the trust includes loans subject to HOEPA or otherwise classified as high cost loans, or which do not comply with applicable net tangible benefit requirements, the related seller will be required to repurchase the affected loans and to pay any liabilities incurred by the trust due to any violations of these laws. If the loans are found to have been originated in violation of predatory or abusive lending laws and the related seller does not repurchase the affected loans and pay any related liabilities, securityholders could incur losses.

Military action and terrorist attacks
The effects that military action by U.S. forces in Iraq, Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in the trust or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events. In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws. The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

Risks related to delay in receipt of liquidation proceeds; liquidation proceeds may be less than mortgage balance
Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made by a servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to securityholders. If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

Limited obligations
The assets of the trust are the sole source of payments on the related securities. The securities are not the obligations of any other entity. None of the sponsors, the related seller, the depositor, any underwriter, the trustee, any administrator, any master servicer, any servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the applicable ratings of the securities. If credit enhancement is not available, holders of securities may suffer losses on their investments.

Limited ability to resell securities
The underwriter will not be required to assist in resales of the securities, although it may do so. A secondary market for any class of securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

Particular classes of securities may not constitute mortgage related securities under SMMEA, and some investors may be subject to legal restrictions that preclude their purchase of any such non-SMMEA securities. In addition, if so specified in the related prospectus supplement, transferability of some classes of securities to particular types of entities may be restricted.

Any restrictions on the purchase or transferability of the securities of a series may have a negative effect on the development of a secondary market for the securities.

Issuance of securities in book-entry form may reduce the liquidity of the securities
If so specified in the related prospectus supplement, a trust may issue securities of a series in book-entry form. Issuance of the securities in book-entry try form may reduce the liquidity of the securities in the secondary market because investors may be unwilling to purchase securities for which they cannot obtain physical certificates. In addition, because transfers of book-entry securities will, in most cases, be able to be effected only through persons or entities that participate in the book-entry system, your ability to pledge a book-entry securities to persons or entities that do not participate in the book-entry system, or otherwise to take actions with respect to a book-entry security, may be impaired because physical certificates representing the securities will generally not be available. You may experience some delay in receipt of distributions of interest on and principal of the book-entry securities because the trustee will forward distributions through book-entry system participants which thereafter will be required to credit those distributions to your accounts as a beneficial owner of the securities, whether directly or indirectly through financial intermediaries.

The ratings assigned to your securities by the rating agencies may be lowered or withdrawn at any time, which may affect the value of your securities and your ability to sell them
The ratings on the securities depend primarily on an assessment by the rating agencies of the mortgage loans and other assets of the trust, any credit enhancement and the ability of the servicers and the related master servicer to service the loans. The ratings of the securities by the rating agencies:

• only address the likelihood of receipt by holders of securities of distributions in the amount of scheduled payments on the mortgage loans;

• do not take into consideration any of the tax aspects associated with the securities;

• do not address the possibility that, as a result of principal prepayments, the yield on your securities may be lower than anticipated;

• do not address the payment of any basis risk shortfalls with respect to the securities; and

• do not comment as to the market price or suitability of the securities for a particular investor.

Ratings are not recommendations to buy, sell or hold the securities. A rating may be changed or withdrawn at any time by the assigning rating agency

Securities not be a suitable investment
The securities may not be a suitable investment if you require a regular or predictable schedule of payment, or payment on any specific date. Because the mortgage loans in the trust may include a substantial proportion of loans as to which the borrowers have blemished credit histories (including prior bankruptcy proceedings) or loans whose future performance is difficult to predict, such as adjustable payment mortgage loans, interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities. An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks. In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest-only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

Any original issue discount must be included in income for tax purposes
Compound interest securities and some classes of securities that are entitled only to interest distributions will be, and particular classes of securities may be, issued with original issue discount for federal income tax purposes. The holder of a security issued with original issue discount must include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to income.

DESCRIPTION OF THE SECURITIES

General

The asset-backed certificates (the “Certificates”) of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement (the “Agreement” for such Certificates). A series of Securities may also include asset-backed notes (the “Notes,” and together with the Certificates, the “Securities”) that will represent indebtedness of the related issuing entity and will be issued pursuant to an indenture (together with the related sale and servicing agreement, the “Agreement” for such Notes). In the case of a series of Notes, the issuing entity and the depositor will also enter into a sale and servicing agreement with the trustee and the issuing entity. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued and the nature of the related trust. The following summaries describe the material provisions common to each series of Securities. The summaries do not purport to be complete and the specific terms of your series of securities will be described in the applicable prospectus supplement and the related Agreement. The material terms of the Agreement with respect to a series of Securities will be further described in the related prospectus supplement and a copy of the Agreement will be filed with the Securities and Exchange Commission on Form 8-K.

The Securities of a series will be entitled to payment only from the assets of the related trust. The Securities do not represent an interest in or obligation of the depositor, the related seller, any servicer, any master servicer, any trustee or any of their affiliates, except as described in this prospectus and specified in the related prospectus supplement. Neither the Securities nor the underlying mortgage assets will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the related seller, any servicer, any master servicer, any trustee or any of their affiliates, except as described in this prospectus and specified in the related prospectus supplement. To the extent that delinquent payments on or losses in respect of defaulted mortgage loans are not advanced by the applicable servicer or any other entity or paid from any applicable credit enhancement, those delinquencies may result in delays in the distribution of payments to the holders of one or more classes of Securities and those losses may be allocated to the holders of one or more classes of Securities.

The Securities of each series will be issued as fully registered securities in certificated or book-entry form in the authorized denominations for each class specified in the related prospectus supplement. The Securities of each series in certificated form may be transferred, subject to the limitations on transfer, if any, specified in the related agreement, or exchanged at the corporate trust office of the trustee without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. If so specified in the prospectus supplement for a series, distributions of principal and interest on each Security in certificated form will be made on each distribution date by or on behalf of the trustee by check mailed to each holder of a Security at the address of the holder appearing on the books and records of the trust or by wire transfer of immediately available funds upon timely request to the trustee in writing by any holder of a Security having an initial principal amount of at least $1,000,000 or any other amount specified in the related prospectus supplement; provided, however, that the final distribution in retirement of a Security of a series in certificated form will be made only upon presentation and surrender of the Security at the 33 corporate trust office of the trustee. Distributions of principal and of interest on each class of Securities in book-entry form will be made as set forth below.

Classes of Securities

Each series of Securities will be issued in one or more classes as specified in the related prospectus supplement. The Securities of any class of any series:

•	may be entitled to receive:

•	only principal, only interest (or other specified collections) or any combination thereof,

•	prepayments of principal throughout the life of the Securities or only during specified periods,

•	amounts only after the occurrence of specified events, or in accordance with a specified schedule or formula or on the basis of distributions on specified portions of the mortgage assets,

•	may be subordinated in right to receive distributions and may be subject to allocation of losses in favor of one or more other classes of Securities of the series, and

•	which are interest bearing Securities may be entitled to receive:

•	interest at a rate, which may be fixed, variable or adjustable and may differ from the rate at which other classes of Securities of the series are entitled to receive interest, and

•	distributions only after the occurrence of specified events and may accrue interest until such events occur, in each case as specified in the related prospectus supplement.

REGISTRATION OF THE OFFERED SECURITIES

Book-Entry Registration

The prospectus supplement for a series may specify that the Securities of that series initially will be represented by one or more book-entry certificates or notes, as the case may be, which are expected to be registered in the name Cede & Co., the nominee of The Depository Trust Company. Unless and until the Securities are issued in fully registered, certificated form, no beneficial owner of a book-entry certificate will be entitled to receive a physical certificate representing a Certificate or a Note. All references in this prospectus to actions by securityholders refer to actions taken by DTC or its nominee, as the case may be, upon instructions from the participants in the DTC system, and all references in this prospectus to payments, notices, reports and statements to securityholders refer to participants, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the securities, for distribution to securityholders in accordance with DTC’s procedures. The beneficial owners of the Securities will not be recognized by the trustee as “Certificateholders” or “Noteholders” as those terms are used in the related agreement, and the beneficial owners of the Securities will be permitted to exercise the rights of securityholders only indirectly through DTC and its participating organizations. The beneficial owners of the Securities may hold Securities in Europe through Clearstream or Euroclear, which in turn will hold through DTC, if they participate in DTC, or indirectly through organizations participating in DTC. See “— Clearstream and Euroclear” in this prospectus for a further discussion of Clearstream and the Euroclear system.

The Depository Trust Company

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities for its participating organizations and facilitates the clearance and settlement among those organizations of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in their accounts. The electronic book-entry system eliminates the need for physical movement of securities. The organizations that participate in DTC include securities brokers and dealers, who may include the underwriters of the Securities, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with an organization participating in DTC, either directly or indirectly. Transfers between organizations participating in DTC will occur in accordance with DTC rules. The rules applicable to DTC and its participating organizations are on file with the Securities and Exchange Commission.

Clearstream and Euroclear will hold omnibus positions on behalf of their respective participating organizations through customers’ securities accounts in the name of Clearstream and Euroclear on the books of their respective depositaries. The depositaries will in turn hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Transfers between organizations participating in Clearstream and organizations participating in the Euroclear system will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through organizations participating in Clearstream or the Euroclear system, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Organizations participating in Clearstream or the Euroclear system may not deliver instructions directly to the Clearstream or Euroclear depositaries.

Because of time zone differences, credits or securities in Clearstream or Euroclear as a result of a transaction with an organization participating in DTC will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and these credits or any transactions in these securities settled during this processing will be reported to the relevant organization participating in Clearstream or the Euroclear system on that business day. Cash received in Clearstream or the Euroclear system as a result of sales of securities by or through an organization participating in Clearstream or the Euroclear system to an organization participating in DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Purchases of Securities under the DTC system must be made by or through an organization participating in DTC, which organization will receive a credit for the Securities on DTC’s records. The ownership interests of the beneficial owners of the Securities are in turn to be recorded on the records of that organization or, in the case of a purchase made indirectly through an organization participating in DTC, on the records of the indirect participant. The beneficial owners of the Securities will not receive written confirmation from DTC of their purchase, but they are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the organization through which they entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of organizations participating in DTC acting on behalf of the beneficial owners of the Securities.

To facilitate subsequent transfers, all Securities deposited with DTC by its participating organizations are registered in the name of Cede. The deposit of Securities with DTC and their registration in the name of Cede effects no change in beneficial ownership. DTC has no knowledge of the identity of the beneficial owners of the Securities. DTC’s records reflect only the identity of the organizations participating in DTC to whose accounts the Securities are credited, which may or may not be the beneficial owners of the Securities. Those organizations will remain responsible for keeping account of their holdings on behalf of their customers.

Because DTC can only act on behalf of its participating organizations, who in turn act on behalf of organizations participating indirectly in DTC and certain banks, the ability of the beneficial owners of the Securities to pledge those securities to persons or entities that do not participate in the DTC system, or otherwise take action in respect of the Securities, may be limited due to lack of a physical certificate for the Securities.

Conveyance of notices and other communications by DTC to its participating organizations, by those organizations to indirect participants in DTC, and by direct or indirect participants in DTC to the beneficial owners of the Securities will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Neither DTC nor Cede will consent r vote with respect to the Securities. Under its usual procedures, DTC mails an omnibus proxy to the issuing entity as soon as possible after the record date, which assigns Cede’s consenting or voting rights to those organizations participating in DTC to whose accounts the Securities are credited on the record date as identified in a listing attached to the omnibus proxy. Principal and interest payments on the Securities will be made to DTC. DTC’s practice is to credit the accounts of its participating organizations on the distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the distribution date. Payments by organizations participating in DTC to the beneficial owners of the Securities will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of those organizations and not of DTC, the trustee or Saxon Asset Securities Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the trustee, as applicable, disbursement of those payments to organizations participating in DTC is the responsibility of DTC, and disbursement of those payments to the beneficial owners of the Securities is the responsibility of those organizations or indirect participants in DTC. Accordingly, the beneficial owners of the Securities may experience some delay in their receipt of principal and interest payments.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy.

Clearstream and Euroclear

Clearstream Banking Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between those organizations through electronic book-entry changes in their accounts. The electronic book-entry system eliminates the need for physical movement of securities. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its participating organizations services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier. Organizations participating in Clearstream are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters of the Securities. Indirect access to Clearstream is also available to others, including banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with an organization participating in Clearstream, either directly or indirectly. Clearstream has established an electronic bridge with Morgan Guaranty Trust Company of New York, as operator of the Euroclear system, in Brussels, Belgium to facilitate settlement of trades between Clearstream and Euroclear.

The Euroclear system was created in 1968 to hold securities for organizations participating in the Euroclear system and to clear and settle transactions between those organizations through simultaneous electronic book-entry delivery against payment. The electronic book-entry system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled through the Euroclear system in any of 27 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries under arrangements generally similar to the arrangements for cross-market transfers with DTC.

The Euroclear system is operated by Euroclear Bank S.A./NV, under a contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation. All operations are conducted by that office, and all Euroclear securities clearance accounts and Euroclear cash accounts are maintained with that office, not Euroclear Clearance System, S.C. Euroclear Clearance System, S.C. establishes policy for the Euroclear system on behalf of organizations participating in the Euroclear system. Those organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the Securities. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with organizations participating in the Euroclear system, either directly or indirectly.

Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

The Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear system and applicable Belgian law govern the securities clearance accounts and cash accounts maintained with the operator of the Euroclear system, transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The operator of the Euroclear system acts only on behalf of organizations participating in the Euroclear system and has no record of or relationship with persons holding through those organizations.

Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of organizations participating in Clearstream or Euroclear in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the operator of the Euroclear system, as the case may be, will take any other action permitted to be taken by a securityholder under the applicable agreement on behalf of an organization participating in Clearstream or the Euroclear system only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the securities among participants in DTC, Clearstream and the Euroclear system, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

The information in this section concerning Clearstream, Euroclear and DTC has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy.

Global Clearance, Settlement and Tax Documentation Procedures

The globally-offered Securities to be issued from time to time will initially be available only in book-entry form. Investors in the globally-offered Securities may hold those Securities through any of DTC, Clearstream or Euroclear. The globally-offered Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding globally-offered Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

Secondary market trading between investors holding globally-offered Securities through DTC will be conducted in accordance with the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and organizations participating in DTC that hold offered securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in such capacity, and as DTC participants.

Initial Settlement. All globally-offered Securities will be held in the book-entry form by DTC in the name of Cede as nominee of DTC. Investors’ interests in the globally-offered Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as DTC participants. Investors electing to hold globally-offered Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date. Investors electing to hold globally-offered Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no distribution compliance period. All globally-offered Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Establishing Place of Delivery. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between organizations participating in DTC will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

Trading Between Clearstream and/or Euroclear Participants. Secondary market trading between organizations participating in Clearstream or the Euroclear system will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream or Euroclear Purchaser. When globally-offered Securities are to be transferred from the account of an organization participating in DTC to the account of an organization participating in Clearstream or the Euroclear system, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or a Euroclear system participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary to receive the globally-offered Securities against payment. Payment will include interest accrued on the globally-offered Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the account of the DTC participant against delivery of the globally-offered Securities. After settlement has been completed, the globally-offered Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the Clearstream participant or the Euroclear system participant. The globally-offered Securities credit will appear the next day, European Time, and the cash debit will be back-valued to, and the interest on the globally-offered Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Organizations participating in Clearstream or the Euroclear system will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the globally-offered Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, organizations participating in Clearstream or the Euroclear system can elect not to preposition funds that allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear system participants purchasing globally-offered Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Securities were credited to their accounts. However, interest on the globally-offered Securities would accrue from the value date. Therefore, in many cases the investment income on the globally-offered Securities earned during the one-day period may substantially reduce or offset the amount of these overdraft charges, although this result will depend on the particular cost of funds of the organization participating in Clearstream or the Euroclear system.

Since the settlement is taking place during New York business hours, organizations participating in DTC can employ their usual procedures for sending globally-offered Securities to the respective depositary for the benefit of organizations participating in Clearstream or the Euroclear system. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading Between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, organizations participating in Clearstream or the Euroclear system may employ their customary procedures for transactions in which globally-offered Securities are to be transferred by the respective clearing system, through the respective depositary, to an organization participating in DTC. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear system participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the globally-offered Securities to the account of the DTC participant against payment. Payment will include interest accrued on the globally-offered Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or the Euroclear system participant the following day, and receipt of the cash proceeds in the account of the Clearstream participant or Euroclear system participant would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream participant or Euroclear system participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, receipt of the cash proceeds in the account of the Clearstream participant or Euroclear system participant would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase globally-offered Securities from organizations participating in DTC for delivery to organizations participating in Clearstream or the Euroclear system should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•
borrowing the globally-offered Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the globally-offered Securities sufficient time to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase form the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or the Euroclear system participant.

The information in this section concerning Clearstream, Euroclear and DTC has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy. The Settlement procedures described in this Section are subject to change at any time. The Depositor assumes no responsibility for any losses that may result from any disruption in the operations of the Settlement Systems and procedures described in this Prospectus.

Material U.S. Federal Income Tax Documentation Requirements

A holder that is not a U.S. Person (as defined under “Material Federal Income Tax Consequences”) holding a book-entry security through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding. A holder that is not a U.S. Person may be subject to 30% withholding unless:

I.	the trustee or the U.S. withholding agent receives a statement -

(a)    from the holder on Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that -

(i)	is signed by the holder under penalty of perjury,
(ii)	certifies that such owner is not a U.S. Person, and
(iii)	provides the name and address of the holder, or

(b)    from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that-

(i)    is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)    states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

(iii)   provides the name and address of the holder, and

(iv) attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

II.     the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent;

III.     the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the trustee or the U.S. withholding agent; or

IV.     the holder is a “nonwithholding partnership” and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example “qualified intermediaries”) may be subject to different documentation requirements; you are encouraged to consult with their tax advisors when purchasing the certificates.

A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a U.S. Person;

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a U.S. Person; or

is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not U.S. Persons. If you are not a U.S. Person, we encourage you to consult your own tax advisors with respect to the tax consequences of holding and disposing of the book-entry certificates.

Definitive Securities

Book-entry Securities will be issued in fully registered, certificated form to the beneficial owners of the certificates or the notes, as the case may be, or their respective nominees, rather than to DTC or its nominee, only if:

•
DTC or the depositor advise in writing that DTC is no longer willing or able to discharge properly its responsibilities as a nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor;

•	the depositor elects, at its sole option, to terminate the book-entry system through DTC; or

•
DTC, at the direction of the depositary participants to whose accounts are credited a majority of the outstanding book-entry Securities, advises the trustee in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the beneficial owners of the Securities.

Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify the applicable beneficial owners of the Securities, through organizations participating in DTC, of the availability of fully registered certificates. Upon surrender by DTC of the certificates representing the Securities and the receipt of instructions for re-registration, the trustee will issue fully registered certificates to the beneficial owners of the Securities.

Allocation of Distributions

The prospectus supplement for each series of Securities will specify:

•	whether distributions on the Securities will be made monthly, quarterly, semiannually or at other intervals,

•	the distribution date for each distribution, and

•	the amount of each distribution allocable to principal and interest.

All distributions with respect to each Security of a series will be made to the person in whose name the Security is registered as of the close of business on the record date specified in the related prospectus supplement.

The amount available to be distributed on each distribution date with respect to each series of Securities will be determined as set forth in the related agreement and will be described in the related prospectus supplement and, in general, will be equal to the amount of principal and interest actually collected, advanced or received during the related due period or prepayment period, net of applicable servicing fees, master servicing fees, special servicing fees, administrative and guarantee fees, insurance premiums, amounts required to reimburse any unreimbursed advances and any other amounts specified in the related prospectus supplement. The amount distributed will be allocated among the classes of Securities in the proportion and order of application set forth in the related agreement and described in the related prospectus supplement. If so specified in the related prospectus supplement, amounts received in respect of the properties securing the mortgage loans representing excess interest may be applied in reduction of the principal balance of one or more specified classes.

A due period is, with respect to any distribution date, the period commencing on the second day of the calendar month preceding the calendar month in which the distribution date occurs and continuing through the first day of the calendar month in which the distribution date occurs, or any other period specified in the related prospectus supplement.

A prepayment period is, with respect to any distribution date, the time period or periods specified in the related agreement for each servicer to identify prepayments or other unscheduled payments of principal or interest received with respect to mortgage assets that will be used to pay securityholders of such series on the distribution date.

The prospectus supplement for each series of Securities will specify the pass through rate or interest rate, or the method for determining the pass through rate or interest rate, for each applicable class of Securities. One or more classes of Securities may be represented by a notional principal amount. The notional principal amount is used solely for purposes of determining interest distributions and some other rights and obligations of the holders of Securities and does not represent a beneficial interest in principal payments on the property securing the mortgage loans in the related trust. One or more classes of Securities, known as compound interest Securities, may provide for interest that accrues but is not currently payable. Any interest that has accrued but is not paid with respect to a compound interest Security on any distribution date will be added to the principal balance of the compound interest Security on such distribution date.

The prospectus supplement for each series of Securities will specify the method by which the amount of principal to be distributed on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of Securities of the series entitled to distributions of principal. The aggregate original principal balance of the Securities of each series will equal the aggregate distributions allocable to principal that the Securities will be entitled to receive. One or more classes of Securities may be entitled to payments of principal in specified amounts on specified distribution dates, to the extent of the amount available on those distribution dates, or may be entitled to payments of principal from the amount by which the available amount exceeds specified amounts. One or more classes of Securities may be subordinated in right to receive distributions and may be subject to allocation of losses in favor of one or more other classes of Securities of the same series as specified in the related prospectus supplement.

Allocation of Losses and Shortfalls

The prospectus supplement for each series of Securities will specify the method by which realized losses or interest shortfalls will be allocated. A loss may be realized with respect to a mortgage loan as a result of:

•
the final liquidation of the mortgage loan through foreclosure sale, disposition of the related property securing the mortgage loan if acquired by deed-in-lieu of foreclosure, disposition of the defaulted mortgage loan or otherwise,

•
the reduction of the unpaid principal balance of the mortgage loan or the modification of the payment terms of the mortgage loan in connection with a proceeding under the federal Bankruptcy Code or otherwise,

•
the reduction (in some cases to zero) of the unpaid principal balance of the mortgage loan upon a determination by the servicer that unpaid principal is unlikely to be recoverable, or is unlikely to be recoverable in amounts sufficient to offset related collection expenditures, as a result of insufficient recoverable collateral value; loan originator error or violation of law; fraud, dishonesty or misrepresentation in the origination of the mortgage loan; or other cause; or

•	physical damage to the related property securing the mortgage loan of a type not covered by standard hazard insurance policies.

An interest shortfall may occur with respect to a mortgage loan as a result of a failure by the related servicer, master servicer or trustee to advance funds to cover delinquent payments of principal or interest on such mortgage loan or the prepayment, of the mortgage loan and, in the case of a prepayment in full, the failure of the servicer or, in some instances, the master servicer to make a compensating interest payment. An interest shortfall may also occur as a result of the application of the Servicemembers Civil Relief Act. Unless otherwise provided in a prospectus supplement, neither the servicer nor the master servicer is obligated to advance funds to cover shortfalls resulting from application of the Servicemembers Civil Relief Act.

Mortgage Assets

The scheduled principal balance of the mortgage assets and the amount of any other assets included in the trust for each series of Securities (including amounts held in any prefunding account for the series) will generally equal or exceed the aggregate original principal balance of the Securities of the series.

Scheduled principal balance means, with respect to any mortgage loan as of any date of determination, the scheduled principal balance of the mortgage loan as of the date specified in the related prospectus supplement increased by the amount of negative amortization, if any, with respect thereto and reduced by:

•	the principal portion of all scheduled monthly payments due on or before the date of determination, whether or not received,

•	all amounts allocable to unscheduled principal payments received on or before the last day of the preceding prepayment period, and

•	without duplication, the amount of any realized loss that has occurred with respect to the mortgage loan on or before the date of determination.

Optional Termination

To the extent and under the circumstances specified in the prospectus supplement for a series, the Securities of the series may be terminated at the option of the depositor or the master servicer, as specified in the related prospectus supplement for a purchase price specified in the prospectus supplement. Upon termination of the Securities, at the option of the terminating party, the related trust may be terminated, thereby causing the sale of the remaining trust property, or the Securities may be held or resold by the redeeming party. If so specified in the prospectus supplement for a series, the right to redeem the Securities of a series will be conditioned upon the passage of a certain date specified in the prospectus supplement or the scheduled principal balance of the mortgage loans in the trust or the outstanding principal balance of a specified class of Securities at the time of purchase aggregating less than a percentage, specified in such prospectus supplement. Notice will be given to securityholders as provided in the related agreement.

MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

The prepayment experience of the mortgage loans will affect (1) the average life of each class of Securities issued by the related trust and (2) for Securities purchased at a price other than par, the effective yield on the Securities.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model, such as the single monthly prepayment model, the constant prepayment rate model or the prepayment speed assumption model. The prospectus supplement for a series may contain a table setting forth percentages of the original principal amount of each class of Securities of the series to be outstanding after each of the dates shown in the table based on the prepayment assumption model. It is unlikely that the actual rate of prepayment of the mortgage loans of any trust will conform to any of the percentages of the prepayment assumption model described in any table set forth in the related prospectus supplement.

A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments, including:

•	the age of the mortgage loans,

•	the geographic distribution of the mortgaged premises,

•	the payment terms of the mortgage loans,

•	the characteristics of the borrowers,

•	homeowner mobility,

•	economic conditions generally and in the geographic area in which the mortgaged premises are located,

•	enforceability of due-on-sale clauses,

•	servicing decisions,

•	prevailing mortgage market interest rates in relation to the interest rates on the mortgage loans,

•	the availability of mortgage funds,

•	the use of second or home equity loans by borrowers,

•	the availability of refinancing opportunities,

•	the use of the mortgaged premises as second or vacation homes,

•	the net equity of the borrowers in the mortgaged premises, and

•	if the mortgage loans are secured by investment properties, tax-related considerations and the availability of other investments.

The prepayment rate may also be subject to seasonal variations.

The prepayment rate on pools of conventional housing loans has fluctuated significantly in recent years. In general, if prevailing interest rates were to fall significantly below the interest rates on a pool of mortgage loans, the mortgage loans in that pool would be expected to prepay at higher rates than if prevailing interest rates were to remain at or above the interest rates on those mortgage loans. Conversely, if interest rates were to rise above the interest rates on a pool of the mortgage loans, the mortgage loans in that pool would be expected to prepay at lower rates than if prevailing interest rates were to remain at or below interest rates on the mortgage loans. In general, junior mortgage loans have smaller average principal balances than senior or first mortgage loans and are not viewed by borrowers as permanent financing. Accordingly, junior mortgage loans may experience a higher rate of prepayment than senior or first mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may affect the rate of prepayment of mortgage loans.

Distributions on the Securities of a series on any distribution date generally will include interest accrued through a date specified in the related prospectus supplement that may precede the distribution date. Because interest generally will not be distributed to the securityholders of the series until the distribution date, the effective yield to the securityholders will be lower than the yield otherwise produced by the applicable pass through rate and purchase price for the Securities.

The yield to maturity of any Security will be affected by the rate of interest and, in the case of Securities purchased at a price other than par, timing of payments of principal on the mortgage loans. If the purchaser of a Security offered at a discount calculates the anticipated yield to maturity of the Security based on an assumed rate of payment of principal that is faster than that actually received on the mortgage loans, or on the mortgage loans underlying mortgage backed securities, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates the anticipated yield to maturity of the Security based on an assumed rate of payment of principal that is slower than that actually received on the mortgage loans, or on the mortgage loans underlying mortgage backed securities, the actual yield to maturity will be lower than that so calculated.

If so specified in a related prospectus supplement, amounts received in respect of the property securing the mortgage loans representing excess interest may be applied in reduction of the principal balance of one or more specified classes. The amount of excess interest required so to be applied may affect the weighted average life of the related series of Securities.

The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with such investor’s expectation. In general, the earlier a prepayment of principal on the mortgage loans, or on the mortgage loans underlying mortgage backed securities, the greater will be the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher, or lower, than the rate anticipated by the investor during the period immediately following the issuance of the Securities would not be fully offset by a subsequent like reduction, or increase, in the rate of principal payments. Because the rate of principal payments, including prepayments on the mortgage loans or on the mortgage loans underlying mortgage backed securities, will significantly affect the weighted average life and other characteristics of any class of Securities, prospective investors are encouraged to consider their own estimates as to the anticipated rate of future prepayments and the suitability of the Securities to their investment objectives.

Under some circumstances, the depositor or the master servicer, as specified in the related prospectus supplement, may have the option to effect earlier retirement of the related series of Securities.

Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal at any time or over the lives of the securities.

THE TRUSTS
Assignment of Mortgage Assets

The Notes will be secured by a pledge of the assets of the issuing entity, or an individual asset group, and the Certificates will represent beneficial ownership interests in the assets of the trust fund, or an individual asset group, each as specified in the prospectus supplement. The Securities will be non-recourse obligations of the trust fund. Holders of the Notes may only proceed against the assets of the trust fund as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust fund not pledged to secure the Notes. In the case of a series of Notes, the trust fund will be established either as a statutory trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a deposit trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes.

With respect to each series of Notes, the depositor will purchase the mortgage assets from the related seller pursuant to the sales agreement, together with (generally) all principal and interest received on or with respect to the related mortgage assets after the applicable cut-off date, but not including any principal and interest due on or before such cut-off date. Pursuant to the sale and servicing agreement, among the issuing entity, the related master servicer and servicer, the depositor, and the trustee, the depositor will, in turn, sell the mortgage loans to the trust, and the issuing entity will pledge to the trustee all the issuing entity’s right, title and interest in the mortgage assets. Concurrently with such transfers of the mortgage assets from the related seller to the depositor and from the depositor to the issuing entity and such pledge to the trustee to secure the Notes, the trustee will deliver the securities to the depositor in exchange for the mortgage assets. Each mortgage asset will be identified in a schedule appearing as an exhibit to the sale and servicing Agreement. Such schedule will include information as to the principal balance of each mortgage asset as of the related cut-off date, as well as information with respect to the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage asset and the original loan-to-value ratio at origination or modification.

Each transfer of the mortgage assets from the related seller to the depositor and from the depositor to the issuing entity will be intended to be a sale of the mortgage assets and will be reflected as such in the sales agreement and the sale and servicing agreement, respectively. However, in the event of insolvency of either the related seller or the depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the mortgage assets by the insolvent party as a financing secured by a pledge of the mortgage assets. In the event that a court were to recharacterize the sale of the mortgage assets by either the related seller or the depositor as a financing, each of the depositor, as transferee of the mortgage assets from the related seller, and the issuing entity will have a perfected security interest in the mortgage assets transferred to it. Upon the pledge of the trust estate to the trustee pursuant to the indenture, the trustee will have a first priority perfected security interest in the mortgage assets. The sale and servicing agreement will require that the mortgage loan documents referred to above be delivered to the trustee or its custodian. In addition, the depositor will file an initial financing statement to perfect the interest of the trustee in the trust estate. Under the terms of the sale and servicing agreement, each of the depositor and the issuing entity will agree to prepare and file or cause to be prepared and filed all filings necessary to maintain such perfection.

Except any mortgage loans (such as the MERS loans, as described below) in which the trustee or a document custodian acting on behalf of the trustee is named as the original mortgagee or beneficiary, each mortgage or deed of trust securing a mortgage loan, and each mortgage backed security transferred to the trustee will be assigned either in blank (with such assignment in blank in recordable form delivered to the trustee or a document custodian acting on its behalf) or assigned of record to the trustee, the servicer of the loan, or to a document custodian acting on behalf of the trustee. As to each mortgage loan, the depositor will deliver or cause to be delivered to the trustee the related mortgage note endorsed either in blank, or to the order of the trustee or a document custodian acting on its behalf. In some instances, loans may be assigned, and the related mortgage note endorsed, directly from the related seller or from the originator that transferred the loan to the related seller, directly to the custodian, in accordance with such seller’s loan purchase guidelines. The depositor will deliver or cause to be delivered to the trustee evidence of recording of each mortgage or deed of trust, and any related assignment, together with the other original documents evidencing or relating to the mortgage loan. To the extent not required in any jurisdiction to protect the interest of securityholders, the assignments of the mortgages may not be recorded. The original mortgage documents will be held by the trustee or a custodian acting on its behalf except to the extent released to the related servicer or master servicer from time to time in connection with servicing the mortgage loans.

Certain of the mortgage loans may be registered with the Mortgage Electronic Registration System (“MERS”). For these mortgage loans, the custodian will not have original documentation. Instead, the trustee or a document custodian on behalf of the trustee will be registered with MERS as the beneficial owner of such mortgage loans.

In the sales agreement pursuant to which the mortgage assets are assigned and transferred to the depositor, the related seller of mortgage assets will make customary representations and warranties with respect to the mortgage assets, including, unless otherwise specified in the related prospectus supplement, representations and warranties to the effect that:

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The seller is the sole owner of, and has good and marketable title to, the mortgage assets, subject to no prior lien, mortgage, security interest, pledge, charge or other encumbrance, except any lien to be released concurrently with the purchase by the depositor of the mortgage assets.

•	The information set forth on the closing schedule is true and correct in all material respects as of the related cut off date or such other date as may be indicated on such schedule.

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The seller did not use adverse selection procedures in selecting the mortgage assets to be sold to the depositor. All information regarding the mortgage assets that could reasonably be expected to adversely affect the value or the marketability of any mortgaged property or mortgage asset and of which the seller is aware has been provided by the seller to the depositor.

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Each mortgage asset at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

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None of the mortgage assets are (A) subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended, (B)(i) “High-Cost Home Loans” as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) “High-Cost Home Loans” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) secured by property located in Illinois and in violation of the Illinois Interest Act (815 111 Comp. Stat. 205/1 et seq. or “High-Risk Home Loans” as defined in the Illinois High-Risk Home Loan Act (815 111 Comp. Stat 137/1 et seq.), (iv) “High Cost Loans” or “Covered Loans,” as applicable (as such terms are defined in the then current S&P’s LEVELS® Glossary which is now Version 5.6b revised, Appendix E), (v) governed by the Georgia Fair Lending Act, if such mortgage asset was originated on or after October 1, 2002 through March 6, 2003, (vi) “High Cost Home Loans” as defined in the Arkansas Home Loan Protection Act (Act 1340 of 2003) or (vii) “High Cost Home Loans” as defined in the Kentucky high-cost home loan statute (Ky, Rev. Stat. Section 360.100) or (C) classified and/or defined as a “high cost” loan or “predatory,” “high cost,” “threshold” or “covered” lending under any other state, federal or local law where such law expressly exposes an assignee to civil or criminal liability or damages, or to regulatory action or enforcement proceedings or penalties or materially impairs the enforceability of the mortgage asset. Each mortgage asset at the time it was made otherwise complied in all material respects with any and all requirements of any federal, state or local law including, but not limited to, all predatory lending laws, usury, truth in lending, real estate settlement procedures (including the Real Estate Settlement Procedures Act of 1974, as amended), consumer credit protection, equal credit opportunity or disclosure laws applicable to such mortgage asset.

•	As of the related closing date, each mortgaged property is free of material damage and is in good repair.

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Each security instrument securing a mortgage asset has been duly executed and delivered by the borrower and constitutes a legal, valid and binding obligation of the borrower, enforceable against the borrower in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors’ rights generally and to general principles of equity.

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With respect to a deed of trust, the trustee named in the mortgage loan documents is authorized to serve as such in the applicable jurisdiction. No fees or expenses are payable by the seller or the depositor to such trustee pursuant to a deed of trust other than any applicable trustee’s expenses incurred after a default.

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There are no mechanic’s or other liens against the mortgaged property that are superior to or equal to the lien of the mortgage asset, except such liens as are expressly insured against by a title insurance policy.

•	No payment due on any mortgage asset was more than fifty-nine (59) days past due as of the applicable date set forth on the closing schedule.

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The seller has not acted (1) to modify the mortgage asset in any material respect, (2) to satisfy, cancel or subordinate the mortgage asset in whole or in part, (3) to release the related mortgaged property in whole or in part from the lien of the related mortgage or (4) to execute any instrument of release, cancellation, modification or satisfaction of the mortgage asset, except to the extent reflected in the mortgage loan file.

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There is no offset, defense or counterclaim to any mortgage note or security instrument, including any offset, defense or counterclaim that would excuse or lessen the obligation of the borrower to pay the unpaid principal or interest on such mortgage note.

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A title insurance policy has been issued on a currently prescribed American Land Title Association form (or other acceptable form of Title Insurance Policy) with respect to each mortgage asset (other than a junior mortgage loan), is valid and binding and remains in full force and effect and insures the seller, its successors or assigns as holding a lien for the full principal amount of such mortgage asset.

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All mortgage loan documentation, mortgage loan submission documentation and purchase documentation that have been submitted are, to the best of the seller’s knowledge, complete and accurate and have been completed, executed and delivered in the form and manner as specified in the applicable underwriting  guidelines. Each mortgage note delivered to the depositor or its custodian is the original mortgage note and is the only mortgage note evidencing the related mortgage asset that has been manually signed by the borrower except in those instances where a lost note affidavit has been delivered to the depositor or its custodian.

•	Each of the mortgage assets was underwritten in accordance with the standards described in the related prospectus supplement.

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With respect to any mortgage asset that provides for an adjustable interest rate, all rate adjustments have been performed in accordance with the terms of the related mortgage note, subsequent modifications, if any, and all applicable laws. Each adjustable rate mortgage asset has been serviced pursuant to prudent servicing standards.

•	With respect to each adjustable rate mortgage asset, such mortgage asset has a gross margin of not less than the specified percentage.

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In connection with the origination and servicing of each mortgage asset, all applicable federal, state and local laws and regulations including but not limited to consumer credit, equal credit opportunity, real estate settlement procedures, truth-in-lending and usury, have been complied with by the seller and the entity from whom the seller purchased such mortgage assets. All levied assessments not part of the general tax bill have been paid in full before or at closing of each mortgage assets.

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All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each mortgage asset have been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation.

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The seller has no knowledge of any default, breach, violation or event of acceleration existing under any of the mortgage loan documents transferred to the depositor or any event that with notice and expiration of any grace or cure period would result in a default, breach, violation or event of acceleration. The seller has not waived any event of default or breach, violation or event of acceleration.

•	As of the related cut-off date, the seller has no knowledge of any relief requested and allowed to any borrower under the Servicemembers Civil Relief Act.

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As of the related cut-off date, no borrower is subject to bankruptcy or insolvency proceedings, and no property securing a mortgage asset is subject to foreclosure proceedings, and, to the best of the seller’s knowledge, the commencement of foreclosure proceedings, with respect to property securing a mortgage asset, is not imminent.

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As of the closing date, a hazard insurance policy is in full force and effect as required by the applicable underwriting guidelines, and flood insurance coverage is in effect if required by the applicable underwriting guidelines. Such insurance policies contain a mortgagee clause insuring the seller, its successors and assigns. If mortgage insurance is required, all conditions necessary for the effectiveness thereof have been satisfied, and the mortgage insurance is valid and in full force and effect and meets the requirements of the applicable underwriting guidelines. Such mortgage insurance is the valid and binding agreement of the insurer, and all premiums thereon have been paid when due and sufficient escrow arrangements have been established to provide for future premium payments. To the best of the seller’s knowledge, no events have occurred since the mortgage insurance was issued that would reduce the stated coverage of the mortgage insurance.

•	No mortgage note is secured by any collateral except the lien of the corresponding security instrument.

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Upon default by a borrower on a mortgage asset and the subsequent foreclosure on the mortgaged property pursuant to proper procedures, the holder of the mortgage asset will be able to deliver “good and merchantable title” to the mortgaged property underlying that mortgage asset, except to the extent that the enforceability of remedies against such borrower may be subject to applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors’ rights generally from time to time in effect, and to general principles of equity. There is no homestead exemption or other defense available to the borrower that would prevent the sale of the mortgaged property at a trustee’s sale or impair the right of foreclosure.

•	All improvements located on each mortgaged property lie within the boundary lines of the related mortgaged property. There are no violations of applicable zoning laws or regulations.

•	The lien position of each mortgage asset is as stated in the related closing schedule.

•	No mortgage asset is a graduated payment mortgage loan and no mortgage asset has a shared appreciation or other contingent interest feature.

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None of the mortgage assets is a retail installment contract for goods or services or a home improvement loan for goods or services, which are either “consumer credit contracts” or “purchase money loans” as such terms are defined in 16 CFR 433.1.

•	Each mortgage asset securing a series of Certificates is an “obligation principally secured by an interest in real property” within the meaning of Treasury Regulation Section 1.860G-2(a).

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The full principal amount of the mortgage assets has been advanced to the borrowers or advanced according to the direction of the borrowers. The borrowers have no option under the security instruments to borrow additional funds secured by the security instruments. The stated principal balances of the mortgage assets are as represented by the seller to the depositor and are fully secured by the related security instruments.

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No borrower was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit for such mortgage asset. No borrower obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the mortgage asset; No proceeds from any mortgage asset were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such mortgage asset.

•	All taxes, government assessments or municipal charges due and owing have been paid, and sufficient escrow arrangements have been established to make payment thereof in the future.

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With respect to an appraisal of a mortgaged property, each was made by an appraiser who either (1) met the minimum qualifications of Fannie Mae or Freddie Mac for appraisers, and each appraisal was completed on a form satisfactory to Fannie Mae and Freddie Mac and includes information concerning comparable property values or (2) at the time that the appraisal was made, was certified in the state in which the mortgaged property are located.

•	No mortgage asset is secured by a leasehold estate except such leasehold estates as are permitted pursuant to the applicable underwriting guidelines.

•	The amount of the servicing fee with respect to the mortgage assets constitutes fair compensation for the services of the applicable servicer.

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The security instrument with respect to certain of the mortgage assets contains a provision for the acceleration of the payment of the unpaid principal balance of such mortgage assets if the related mortgaged property is sold or transferred without the prior written consent of the mortgagee thereunder, at the option of the mortgagee. To the best of the seller’s knowledge, such provisions are enforceable.

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Each prepayment penalty is permissible, originated in compliance with, and enforceable in accordance with its terms under, applicable federal, state and local law (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor’s rights generally or the collectibility thereof may be limited due to acceleration in connection with foreclosure).

•	With respect to any junior lien mortgage loan, no funds provided to a borrower from a junior mortgage loan were concurrently used as a downpayment for a first mortgage loan.

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With respect to any junior lien mortgage loan: (a) the indebtedness secured by the related prior lien requires equal monthly payments and does not provide for a balloon payment; (b) at the time of origination, the related prior lien was not more than 30 days delinquent; (c) either (i) no consent for the making of such junior mortgage loan was required by the holder of the related prior lien or (ii) such consent was obtained and has been delivered to the trustee; and (d) the related seller has not received, and is not aware of, a notice of default of any senior mortgage loan which has not been cured.

•	Each junior mortgage loan has a combined loan-to-value ratio not greater than 100%.

The prospectus supplement with respect to a series of Securities will specify any material differences between the foregoing representations and warranties and the representations and warranties applicable to the related mortgage assets. Any additional mortgage loan representations and warranties with respect to the mortgage assets, or one or more groups of mortgage assets, will be specified in the prospectus supplement.

At the time of issuance of the Securities of a series, the depositor will assign to the trustee all the depositor’s right, title and interest with respect to the representations and warranties made by the related seller in respect of the mortgage assets and the remedies provided for breach of such representations and warranties.

The right of the depositor to enforce these representations and warranties will be assigned to the trustee under the related agreement. If any representation or warranty is breached, and the breach materially and adversely affects the interest of the securityholders, the depositor or the related seller will be required, subject to the terms imposed under the related agreement or sales agreement:

•	to cure the breach,

•	to substitute other mortgage assets for the affected mortgage assets, or

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to repurchase the affected mortgage assets at a price generally equal to the unpaid principal balance of the mortgage assets, together with accrued and unpaid interest on the mortgage assets at the rate in the related mortgage note.

Neither the depositor nor the related master servicer will be obligated to substitute mortgage assets or to repurchase mortgage assets, and no assurance can be given that the related seller will perform its obligations with respect to the repurchase or substitution of mortgage assets.

The following is a brief description of the mortgage assets expected to be included in the trusts. If specific information respecting the mortgage assets is not known at the time the related series of securities is initially offered, more general information of the nature described below will be provided in the prospectus supplement and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days after the initial issuance of the Securities. A copy of the agreement with respect to each series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.

The Mortgage Loans-General

The mortgage loans will be evidenced by promissory notes and will be secured by first, second or more junior liens on the related real property or leasehold interest, together with improvements thereon, or with respect to any cooperative loans, the shares issued by the related cooperative.

If specified in the prospectus supplement, the mortgage loans may be secured by security instruments creating a lien on borrowers’ leasehold interests in real property, if the depositor determines the mortgage loans are commonly acceptable to institutional mortgage investors. A mortgage loan secured by a leasehold interest in real property is secured not by a fee simple interest in the mortgaged property but rather by a leasehold interest under which the borrower has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate. Generally, a mortgage loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends no earlier than the maturity date of the mortgage loan.

The related seller will not use adverse selection procedures in selecting the mortgage assets to be sold to the depositor. Generally, unless otherwise specified in the related prospectus supplement, mortgage assets are selected for inclusion in the trust for a series of securities based on certain factors, which may include from time to time:

•	the type of property related to the loan;

•	the outstanding principal balance of the loan;

•	the related loan-to-value ratio;

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the related property’s geographic location and whether it is located in a recently-designated FEMA disaster area (and, if so, whether the related sponsor can determine that the specific property is free from damage, notwithstanding the natural disaster afflicting the area as a whole);

•	the related borrower’s credit score;

•	the related borrower’s debt-to-income ratio;

•	whether it is discovered that there are any material documentation defects related to the loan;

•	whether it is discovered that the loan would be a “high cost” loan under applicable laws;

•	whether the loan is secured by a senior or a junior lien; and

•	the delinquency status of such loan, including whether such loan is in foreclosure or if the related borrower is in bankruptcy proceedings.

The payment terms of the mortgage loans to be included in the trust for any series will be described in the related prospectus supplement and may include any of the following features or combinations of these features or any other features described in the prospectus supplement:

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Interest may be payable at a fixed rate or may be payable at a rate that is adjustable on specified adjustment dates. Types of adjustable rate mortgage loans that may be included in a trust fund include the following:

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mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring less than a year after origination of the related mortgage loan and adjustments occurring periodically thereafter on specified adjustment dates by adding a specified fixed percentage to the index, subject to periodic limitations, maximum rate, a minimum rate or a combination of these limitations;

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“hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note (typically for a period of a year or more after origination), and thereafter adjusts periodically based on the related index;

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“interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable interest rate borne by such mortgage loan;

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“negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

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“option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the mortgage loan).

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The mortgage rate may be convertible from an adjustable rate to a fixed rate, or from a fixed rate to an adjustable rate , in accordance with the terms of the related mortgage note or at the option of the borrower under certain circumstances.

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Principal may be payable on a level basis to amortize fully the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term of the mortgage loan (such loans are referred to as “balloon” mortgage loans) or on an interest rate that is different from the rate in the related mortgage note or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due at maturity. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

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Payments may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

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Prepayments of principal may be subject to a prepayment penalty or fee, which may decline in amount over time and which will be eliminated after a specified period. Other mortgage loans may permit prepayments without payment of a prepayment fee. The mortgage loans may include due-on-sale clauses that, subject to certain legal limitations, permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain other transfers of the property or interest securing the related mortgage loan. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the originator.

•	An adjustable rate mortgage loan may adjust in accordance with:

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“LIBOR” which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in U.S. dollar wholesale or interbank money markets for a specified duration; or

•	“Constant Maturity Treasury (“CMT”) indices, which is an average yield on United States Treasury Securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

The property or interest securing the related mortgage loan, and, with respect to cooperative loans, the buildings owned by cooperatives, may be located in any state, territory or possession of the United States, including the District of Columbia or Puerto Rico. The property or interest securing the related mortgage loan will generally be covered by standard hazard insurance policies insuring against losses due to fire and various other causes, excluding earthquake, earth movement, acts of war, and a number of other excluded hazards more fully described below in this prospectus under “Credit Enhancement — Standard Hazard Insurance Policies”. The mortgage loans may be covered by primary mortgage insurance policies insuring against all or a part of any loss sustained by reason of nonpayments by borrowers to the extent specified in the related prospectus supplement.

The prospectus supplement for each series of Securities will contain information with respect to the mortgage loans expected to be included in the related trust. This information may include:

•	the original aggregate outstanding principal balance of the mortgage loans;

•	the expected aggregate outstanding principal balance as of the applicable cut-off date;

•	the range of outstanding principal balances and average outstanding principal balance of the mortgage loans;

•	the types and percentages of mortgaged properties securing the mortgage loans;

•	the range of original terms to maturity of the mortgage loans;

•	the expected weighted average term to maturity of the mortgage loans as of the applicable cut-off date and the expected range of the terms to maturity;

•	the expected aggregate outstanding principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%;

•	the expected mortgage interest rates and the range of mortgage interest rates;

•	the expected aggregate outstanding scheduled principal balance, if any, of buy-down loans as of the applicable cut-off date;

•	the expected aggregate outstanding principal balance, if any, of graduated payment mortgage (“GPM”) loans as of the applicable cut-off date;

•	the amount and type of credit enhancement to be maintained with respect to all or a material portion of the mortgage loans;

•	the expected geographic location of the property or interest securing the mortgage loans, or, in the case of a cooperative loan, the building owned by the related cooperative;

•	the percentage of mortgage loans having loan-to-value ratios at origination exceeding 80%;

•	the interest rate or range of interest rates borne by the mortgage loans;

•	the total principal balance of buydown loans or GPM loans, if applicable;

•	the delinquency status of the mortgage loans as of the applicable cut-off date;

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with respect to adjustable rate mortgage loans (“ARMs”), the adjustment dates, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans;

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whether the mortgage loan provides for an interest only period and whether the principal balance of that loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the loan;

•	if applicable, the aggregate of any capitalized or uncapitalized accrued interest on the mortgage loans;

•	the range of ages or seasoning of the mortgage loans, including the weighted average thereof;

•	the servicer distribution, if different servicers are servicing the mortgage loans;

•	the amortization period;

•	the purpose of the mortgage loans (e.g. whether a purchase or refinance);

•	the range of loan-to-value ratios for the mortgage loans and if applicable, combined loan-to-value ratios;

•	the intended use of the mortgage loans;

•	the percentage of mortgage loans (by outstanding principal balance as of the applicable cut-off date) that are not covered by primary mortgage insurance policies;

•	any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the mortgage loan;

•	the number and range of any prepayment premiums or any other similar fees;

•	the originator distribution, if more than one originator originated the mortgage loans in the trust;

•	the level and type of origination documentation provided for the mortgage loans; and

•	the range of credit scores applicable to the borrowers of the related mortgage loans.

The total principal balance of the mortgage loans in a trust as stated in the related prospectus supplement is subject to a permitted variance of plus or minus five percent.

If specific information respecting the mortgage loans is not known to the depositor at the time the related Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement.

ARM loans are mortgage loans providing for periodic adjustments to the related mortgage interest rate to equal the sum, which may be rounded, of a gross margin and an index.

Buy-down loans are mortgage loans as to which funds have been provided by the party selling the property to the borrower or other source, and deposited into an escrow account, to reduce the monthly payments of the borrowers during the early years of such mortgage loans.

GPM loans are mortgage loans providing for monthly payments during the early years of the mortgage loans which are or may be less than the amount of interest due on the mortgage loans and as to which unpaid interest is added to the principal balance of the mortgage loans, resulting in negative amortization, and paid, together with interest, in later years. GPM loans may also include loans that provide for the interest rate to decline at certain intervals in the event the borrower has made timely payment of all loan payments during the preceding interval.

No assurance can be given that values of the properties or interests securing the mortgage loans have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the real estate market should experience an overall decline in property values so that the outstanding principal balances of the mortgage loans, plus any additional financing by other lenders on the same properties or interests securing the mortgage loans, in the related trust become equal to or greater than the value of the properties or interests securing the mortgage loans, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry generally, or by the sellers, the depositor or the servicer.

If specified in the related prospectus supplement, a trust may contain “re-performing loans,” which are generally previously delinquent loans that have been brought current, mortgage loans that are subject to a repayment plan or bankruptcy plan and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified. These mortgage loans may be acquired from a wide variety of sources through bulk or periodic sales. The rate of default on re-performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears.

If specified in the prospectus supplement for a series, the mortgage assets in the related trust may include mortgage assets that are one month or more delinquent at the time of offering of the related series of Securities or which have recently been several months delinquent. The rate of default on delinquent mortgage assets or mortgage assets with a recent history of delinquency, including re-performing loans, is likely to be higher than the rate of default on loans that have a current payment status. The inclusion of such loans in the trust for a series may cause the rate of prepayments on the mortgage assets to increase. In addition, if the overall rates of loss resulting from including delinquent loans that are not subsequently cured, combined with losses related to delinquencies that occur subsequently to the issuance of the related Securities, exceed the available credit enhancement for the series, the yield on the Securities of the series may be adversely affected.

Single Family Loans

Single family loans will consist of mortgage loans secured by liens on one- to four-family residential and mixed use properties. The properties that secure single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, row houses, individual condominium units in condominium buildings, individual units in planned unit developments, and certain mixed use and other dwelling units. The properties may include vacation and second homes or investment properties. A portion of a dwelling unit may contain a commercial enterprise.

Cooperative Loans

Cooperative loans generally will be secured by security interests in or similar liens on stock, shares or membership certificates issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the buildings owned by the cooperatives. A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific apartments or units. In general, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative is directly responsible for management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative’s ability to meet debt service obligations on a mortgage loan on the building owned by the cooperative, as well as all other operating expenses, will depend in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

Multi-Family Loans

Multi-family loans will consist of mortgage loans secured by liens on rental apartment buildings or other projects containing five or more residential units including high-rise, mid-rise and garden apartments and projects owned by cooperatives.

Junior Mortgage Loans

If specified in the prospectus supplement for a series, the mortgage loans assigned and transferred to the related trust may include mortgage loans secured by second or more junior liens on residential properties.

Home Improvement Loans

Home improvement loans will consist of secured loans, the proceeds of which generally will be used to improve or protect the basic livability or utility of the property. To the extent set forth in the related prospectus supplement, home improvement loans will be fully amortizing and will bear interest at a fixed or variable rate.

Home Equity Lines of Credit

Home equity lines of credit will consist of lines of credit or specified balances of those lines of credit secured by mortgages on one- to four-family residential properties, including condominium units and cooperative dwellings, or mixed-use properties. The home equity lines of credit may be subordinated to other mortgages on the properties.

As more fully described in the related prospectus supplement, interest on each home equity line of credit, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on the home equity lines of credit may be drawn down, up to a maximum amount as set forth in the related prospectus supplement, or repaid under each home equity line of credit from time to time. If specified in the related prospectus supplement, new draws by borrowers under home equity lines of credit automatically will become part of the trust for a series. As a result, the aggregate balances of the home equity lines of credit will fluctuate from day to day as new draws by borrowers are added to the trust and principal payments are applied to those balances, and the amounts usually will differ each day, as more specifically described in the prospectus supplement. Under the circumstances more fully described in the related prospectus supplement, a borrower under a home equity line of credit may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower may begin paying at least the minimum monthly payment or a specified percentage of the average outstanding balance of the loan.

The properties or interests securing mortgage loans relating to home equity lines of credit may include any of the types of properties that may secure any other types of mortgage loans. The aggregate principal balance of home equity lines of credit secured by properties or interests securing mortgage loans that are owner-occupied will be disclosed in the related prospectus supplement.

If so specified in the related prospectus supplement, the mortgaged premises may include non-owner occupied investment properties and vacation and second homes, and the method or extent of verification that the premises are owner-occupied, and the extent to which the borrower may be required to use the premises for occupancy, may be more limited than the comparable underwriting procedures for other types of loans.

Repurchase of Converted Mortgage Loans

Unless otherwise specified in the prospectus supplement for a series, the trust for the series may include mortgage loans with respect to which the related mortgage interest rate is convertible from an adjustable rate to a fixed rate at the option of the borrower upon the fulfillment of certain conditions. If so specified in the prospectus supplement, the applicable servicer, or other party specified in the prospectus supplement, may be obligated to repurchase from the trust any mortgage loan with respect to which the related mortgage interest rate has been converted from an adjustable rate to a fixed rate at a purchase price equal to the unpaid principal balance of the converted mortgage loan plus 30 days of interest thereon at the applicable mortgage interest rate. If the applicable servicer, other than a successor servicer, is not obligated to purchase converted mortgage loans, the related master servicer may be obligated to purchase the converted mortgage loans to the extent provided in the prospectus supplement. The purchase price specified in the prospectus supplement will be treated as a prepayment of the related mortgage loan.

Repurchase or Disposition of Delinquent Mortgage Loans

If so specified in the prospectus supplement for a series, the related master servicer may, but will not be obligated to, repurchase from the trust any mortgage loan as to which the borrower is delinquent in payments by 90 days or more at a purchase price generally equal to the unpaid principal balance of the delinquent mortgage loan plus interest thereon at the applicable mortgage interest rate (or in the case of any loan determined to be a “nonrecoverable mortgage loan” under the agreement, at a purchase price determined to reflect the fair market value of such loan). The purchase price specified in the prospectus supplement will be treated as a prepayment of the related mortgage loan. Alternatively, if the servicer or related master servicer determines such a sale to be in the best interests of the securityholders, the servicer may cause the trust to sell delinquent mortgage loans to other purchasers, with the net sale proceeds treated as prepayments of the related mortgage loans, and any resulting loss to be realized by the trust. Under the agreement, the servicer shall not be required to initiate any foreclosure action or other collection effort that in the servicer’s judgment is unlikely to result in net recoveries in excess of the related costs of collection, in which event the servicer may elect to convey the premises to the borrower and release the lien of the mortgage loan without obtaining further payment or proceeds.

Substitution of Mortgage Loans

If so specified in the prospectus supplement for a series, the depositor or the related seller may deliver to the trustee other mortgage loans in substitution for any one or more mortgage loans initially included in the trust for the series. In general, any substitute mortgage loan must, on the date of the substitution:

•	have an unpaid principal balance not greater than (and not more than 10% less than) the unpaid principal balance of any deleted mortgage loan,

•	with respect to a fixed rate mortgage loan, have a mortgage interest rate not less than, and not more than one percentage point in excess of, the mortgage interest rate of the deleted mortgage loan,

•
with respect to an ARM loan, provide for a lowest possible net rate and a highest possible net rate that is not more than 1% lower than the respective net rate for the deleted mortgage loan, and have a gross margin that is not more than 1% less than the gross margin of the deleted mortgage loan,

•	have a net rate that is not more than 1% less than the net rate of the deleted mortgage loan, and

•
comply with each applicable representation, warranty and covenant pertaining to an individual mortgage loan set forth in the applicable agreement, have been underwritten on the basis of credit underwriting standards at least as strict as the credit underwriting standards used with respect to the deleted mortgage loan and, if a seller is effecting the substitution, comply with each applicable representation, warranty or covenant pertaining to an individual mortgage loan set forth in the related sales agreement or subsequent sales agreement.

If more than one mortgage loan is substituted for one or more deleted mortgage loans, the amounts, rates, margins, terms and ratios described above shall be determined on a weighted average basis.

Mortgage-Backed Securities

The mortgage-backed securities may include private, that is not guaranteed or insured by the United States or any agency or instrumentality thereof, mortgage participation or pass through certificates or other mortgage-backed securities representing either debt or equity, or certificates insured or guaranteed by Fannie Mae, Freddie Mac or GNMA. Private mortgage-backed securities will not include participations in previously issued mortgage-backed securities unless such securities have been previously registered under the Securities Act of 1933, as amended, or held for the required holding period under Rule 144(k) thereunder or were acquired in a bona fide secondary market transaction from someone other than an affiliate of the depositor. Private mortgage-backed securities will have been issued in accordance with a private mortgage-backed securities agreement.

The related prospectus supplement for a series of Securities that evidence interests in, or debt secured by, mortgage-backed securities will specify:

•	the approximate aggregate principal amount and type of any mortgage-backed securities to be included in the trust,

•	to the extent known to the depositor, certain characteristics of the mortgage loans underlying the mortgage-backed securities including:

•	the payment features of the mortgage loans,

•	the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

•	the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and

•	the minimum and maximum stated maturities of the underlying mortgage loans at origination,

•	the maximum original term-to-stated maturity of the mortgage-backed securities,

•	the weighted average term-to-stated maturity of the mortgage-backed securities,

•	the pass through or certificate rate of the mortgage-backed securities,

•	the weighted average pass through or certificate rate of the mortgage-backed securities,

•	the issuing entity, servicer and trustee of the mortgage- backed securities,

•
characteristics of credit support, if any, including reserve funds, insurance policies, surety bonds, letters of credit or guaranties, relating to the mortgage loans underlying the mortgage-backed securities or to the mortgage-backed securities themselves,

•	the terms on which the underlying mortgage loans may, or are required to, be repurchased prior to their stated maturity or the stated maturity of the mortgage-backed securities, and

•	the terms on which other mortgage loans may be substituted for those originally underlying the mortgage-backed securities.

Pre-Funding Account

If so specified in the related prospectus supplement, a trust may enter into a pre-funding agreement with the depositor under which the depositor will transfer additional mortgage assets (“Subsequent Assets”) to the trust following the closing date. If a pre-funding agreement is used, the related trustee will be required to deposit in a segregated account upon receipt a portion of the proceeds received by the trustee in connection with the sale of Securities of the related series. The Subsequent Assets will thereafter be transferred to the related trust in exchange for amounts released to the depositor from the related pre-funding account. If all amounts originally deposited in the pre-funding account are not used by the end of such specified period, then any remaining amounts will be applied as a mandatory prepayment of one or more class of Securities as specified in the related prospectus supplement.

Although the specific parameters of a pre-funding arrangement with respect to any issuance of Securities will be specified in the related prospectus supplement, it is anticipated that:

•
the period during which Subsequent Assets may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date, unless otherwise specified; and

•
the Subsequent Assets to be acquired by the related trust will be subject to the same representations and warranties as the mortgage assets included in the related trust on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

In no event will the period during which Subsequent Assets may be purchased exceed one year. In addition, no more than 50% of the proceeds of the offering of a particular series may be used to fund the pre-funding account.

Conveyance of Subsequent Assets

With respect to a series of Securities for which a pre-funding arrangement is provided, in connection with any conveyance of Subsequent Assets to the trust after the issuance of the related Securities, the related agreement will require the related seller and the depositor to satisfy the conditions specified in the applicable prospectus supplement, which may include, among others:

•
each Subsequent Asset purchased after the applicable closing date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the depositor, the related seller and the trustee and in the related agreement;

•	the related seller will not select the Subsequent Assets in a manner that it believes is adverse to the interests of the securityholders;

•
as of the related cut-off date, all of the mortgage assets in the loan pool at that time, including the Subsequent Assets purchased after the closing date, will satisfy the criteria set forth in the related agreement;

•	the Subsequent Assets will have been approved by any third party provider of credit enhancement, if applicable; and

•
before the purchase of each Subsequent Asset, the trustee will perform an initial review of certain related loan file documentation for the loan and issue an initial certification for which the required documentation in the loan file has been received with respect to each Subsequent Asset.

The Subsequent Assets, on an aggregate basis, will have characteristics similar to the characteristics of the initial pool of mortgage assets as described in the related prospectus supplement. Each acquisition of any Subsequent Assets will be subject to the review of the aggregate statistical characteristics of the related mortgage pool for compliance with the applicable statistical criteria set forth in the related agreement, which will be conducted by any third party provider of credit enhancement, if applicable, the rating agencies and the related seller’s accountants.

Notwithstanding the foregoing provisions, with respect to a trust for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

Distribution Accounts

Unless otherwise specified in the prospectus supplement for a series, payments on the mortgage loans included in the related trust will be remitted to the collection account and/or the master servicer custodial account and then to the distribution account for the series, net of amounts required to pay servicing fees and any amounts that are to be included in any reserve fund account or other fund or account for the series. All payments received on mortgage-backed securities included in the trust for a series will be remitted to the distribution account. All or a portion of the amounts in the distribution account, together with reinvestment income if payable to the securityholders, will be available, to the extent specified in the related prospectus supplement, for the payment of trustee fees, and any other fees or expenses to be paid directly by the trustee and to make distributions with respect to Securities of the series in accordance with the respective allocations set forth in the related prospectus supplement.

Investment of Funds

Funds deposited in or remitted to the distribution account, any reserve fund or any other funds or accounts for a series are to be invested by the trustee, as directed by the related master servicer, in certain eligible investments, which may include:

•	obligations of the United States or any agency thereof, provided the obligations are backed by the full faith and credit of the United States,

•
general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency,

•
within specified limitations, securities bearing interest or sold at a discount issued by any corporation, which securities are rated in the rating category required to support the then applicable rating assigned to the series,

•	commercial paper which is then rated in the commercial paper rating category required to support the then applicable rating assigned to the series,

•
demand or time deposits, certificates of deposit, bankers’ acceptances and federal funds sold by any depository institution or trust company incorporated under the laws of the United States or of any state thereof, provided that either the senior debt obligations or commercial paper of the depository institution or trust company, or the senior debt obligations or commercial paper of the parent company of the depository institution or trust company, are then rated in the rating category required to support the then applicable rating assigned to the series,

•	demand and time deposits and certificates of deposit issued by any bank or trust company or savings and loan association and fully insured by the FDIC,

•
guaranteed reinvestment agreements issued by any bank insurance company, corporation or other entity acceptable to each rating agency that provides, at the request of the depositor, a rating for the securities of the series at the time of issuance of the series,

•	specified repurchase agreements with respect to United States government securities,

•
units of a taxable money-market portfolio having the highest rating assigned by each applicable rating agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations, and

•
such other investments bearing interest or sold at a discount acceptable to each rating agency as will not result in the downgrading or withdrawal of the rating then assigned to the securities by either rating agency, as evidenced by a signed writing delivered by each rating agency.

Permitted investments with respect to a series will include only obligations or securities that mature on or before the date on which the distribution account, reserve fund and other funds or accounts for the series are required or may be anticipated to be required to be applied for the benefit of the holders of the Securities of the series. Any income, gain or loss from the investments for a series will be credited or charged to the appropriate fund or account for the series. In general, reinvestment income from permitted investments will not accrue for the benefit of the securityholders of the series.

Funds held in a reserve fund may be invested as described below under “Credit Enhancement — Reserve Funds.”

Eligible Investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the related trust account for the related series are required to be remitted to the trustee, the related master servicer, a securities administrator or another trust account, as applicable, or are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

If so provided in the prospectus supplement, the reinvestment income from such trust accounts may be property of the trustee, the related master servicer, a securities administrator, a servicer or another party and not available for distributions to securityholders.

CREDIT ENHANCEMENT
General

If so specified in the prospectus supplement for a series, the related trust may include, or the related Securities may be entitled to the benefits of, specified ancillary or incidental assets intended to provide credit enhancement for the ultimate or timely distribution of proceeds from the mortgage assets to the holders of the Securities, including reserve accounts, insurance policies, guarantees, surety bonds, letters of credit, guaranteed investment contracts, swap agreements and option agreements. One or more classes of Securities of a series of securities may be entitled to the benefits of other credit enhancement arrangements described in this prospectus, including subordination, overcollateralization or cross support, to the extent specified in the related prospectus supplement. The protection against losses or delays afforded by any such assets or credit enhancement arrangements may be limited.

Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses exceed the amount covered by credit enhancement or are not covered by credit enhancement, holders of one or more classes of Securities will bear their allocable share of any resulting losses. If a form of credit enhancement applies to several classes of Securities, and if distributions with respect to principal equal to the aggregate principal balances of particular classes of Securities are distributed prior to the distributions to other classes of Securities, the classes of Securities which receive distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. In some cases, credit enhancement may be canceled or reduced if the cancellation or reduction would not adversely affect the rating of the related Securities.

Subordination

If so specified in the related prospectus supplement, a series may include one or more classes of Securities that are subordinated in right to receive distributions or subject to the allocation of losses in favor of one or more other classes of Securities of the series. If so specified in the prospectus supplement, distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to one or more classes of subordinated Securities of a series may instead be payable to one or more classes of senior Securities of the series under the circumstances and to the extent specified in the prospectus supplement. If so specified in the prospectus supplement, delays in receipt of scheduled payments on the mortgage assets and losses with respect to those mortgage assets will be borne first by classes of subordinated Securities and thereafter by one or more classes of senior Securities, under the circumstances and subject to the limitations specified in such prospectus supplement. The aggregate distributions in respect of delinquent payments on the mortgage assets over the lives of the Securities or at any time, the aggregate losses which must be borne by the subordinated Securities by virtue of subordination and the amount of the distributions otherwise payable to the subordinated Securities that will be payable to the senior Securities on any distribution date may be limited as specified in the prospectus supplement. If aggregate distributions in respect of delinquent payments on the mortgage assets or aggregate losses were to exceed the total amounts payable and available for distribution to holders of subordinated Securities or, if applicable, were to exceed a specified maximum amount, holders of senior Securities could experience losses on the Securities.

If so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to the holders of subordinated Securities on any distribution date may instead be deposited into one or more reserve accounts established by the trustee for specified periods or until the balance in any the reserve account has reached a specified amount and, following payments from the reserve account to the holders of senior Securities or otherwise, thereafter to the extent necessary to restore the balance of the reserve account to required levels. If so specified in the prospectus supplement, amounts on deposit in any designated reserve account may be released to the depositor or the related seller or the holders of any class of Securities at the times and under the circumstances specified in the prospectus supplement.

If so specified in the related prospectus supplement, one or more classes of Securities may bear the risk of losses not covered by credit enhancement prior to other classes of Securities. Subordination might be effected by reducing the principal balance of the subordinated Securities on account of the losses, thereby decreasing the proportionate share of distributions allocable to the Securities, or by another means specified in the prospectus supplement.

If so specified in the related prospectus supplement, various classes of senior Securities and subordinated Securities may themselves be subordinate in their right to receive distributions to other classes of senior Securities and subordinated Securities, respectively, through a cross-support mechanism or otherwise. If so set forth in the prospectus supplement, the same class of Securities may constitute senior Securities with respect to specified types of payments or losses and subordinated Securities with respect to other types of payments or losses.

Distributions may be allocated among classes of senior Securities and classes of subordinated Securities

•	in the order of their scheduled final distribution dates,

•	in accordance with a schedule or formula,

•	in relation to the occurrence of events, or

•	otherwise, in each case as specified in the prospectus supplement.

As between classes of subordinated Securities, payments to holders of senior Securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the prospectus supplement.

Financial Guaranty Insurance Policies

If so specified in the related prospectus supplement, one or more financial guaranty insurance policies will be obtained and maintained for one or more classes or series of Securities. The issuer of any specified financial guaranty insurance policy will be named in the related prospectus supplement. In general, financial guaranty insurance policies unconditionally and irrevocably guarantee that the full amount of the distributions of principal and interest to which the holders of the related Securities are entitled under the related agreement, as well as any other amounts specified in the related prospectus supplement, will be received by an agent of the trustee for distribution by the trustee to those holders. The specific terms and limitations of any financial guaranty insurance policy will be set forth in the related prospectus supplement.

Overcollateralization

If so specified in the related prospectus supplement, the aggregate principal balance of the mortgage assets included in a trust may exceed the original principal balance of the related Securities. In addition, if so provided in the related prospectus supplement, specified classes of Securities may be entitled to receive distributions of excess cash as an additional payment of principal, thereby creating a limited acceleration of the payment of the principal of the Securities relative to the amortization of the related mortgage assets. This acceleration feature may continue for the life of the applicable classes of Securities or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the acceleration feature will cease unless necessary to maintain the required overcollateralization level.

Cross Support

If so specified in the related prospectus supplement, the interests in separate trusts or separate groups of assets may be evidenced by separate classes of the related series of Securities. In that case, credit enhancement may be provided by a cross-support feature which requires that distributions be made with respect to specified Securities evidencing interests in one or more trusts or asset groups prior to distributions to other Securities evidencing interests in other trusts or asset groups. If so specified in the related prospectus supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more separate trusts or asset groups, without priority among the trusts or asset groups, until the credit enhancement is exhausted. If applicable, the prospectus supplement will identify the trusts or asset groups to which the credit enhancement relates and the manner of determining the amount of the coverage provided by the credit enhancement and of the application of the coverage to the identified trusts or asset groups.

Mortgage Pool Insurance Policies

If so specified in the related prospectus supplement, one or more mortgage pool insurance policies insuring, subject to their provisions and limitations, against defaults on the related mortgage loans will be obtained and maintained for the related series in an amount specified in the prospectus supplement. The issuer of a mortgage pool insurance policy will be named in the related prospectus supplement. A mortgage pool insurance policy for a series will not be a blanket policy against loss because claims under the policy may only be made for particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described in the related prospectus supplement. A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy. The specific terms and limitations of any mortgage pool insurance policy will be set forth in the related prospectus supplement.

Special Hazard Insurance Policies

If so specified in the related prospectus supplement, one or more special hazard insurance policies insuring, subject to their provisions and limitations, against specified losses not covered by standard hazard insurance policies will be obtained and maintained for the related series in an amount specified in the prospectus supplement. The issuer of any special hazard insurance policy will be named in the related prospectus supplement. The specific terms and limitations of any special hazard insurance policy will be set forth in the related prospectus supplement.

Bankruptcy Bonds

If so specified in the related prospectus supplement, one or more borrower bankruptcy bonds covering losses resulting from proceedings under the federal Bankruptcy Code will be obtained and maintained for the related series in an amount specified in such prospectus supplement. The issuer of any bankruptcy bond will be named in the related prospectus supplement. Each bankruptcy bond will generally cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

Reserve Funds

If so specified in the related prospectus supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, surety bonds, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the prospectus supplement will be deposited by the depositor in one or more reserve fund accounts established and maintained with the trustee. In addition, if so specified in the related prospectus supplement, a reserve fund account may be funded with all or a portion of the interest payments on the related mortgage assets not needed to make required distributions. Cash and the principal and interest payments on other investments will generally be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the prospectus supplement, to provide additional protection against losses in respect of, the assets in the related trust, to pay the expenses of the trust or for other purposes as may be specified in the prospectus supplement.

DERIVATIVES

If specified in the related prospectus supplement, the trust may include one or more derivative instruments, as described in this section. Derivate instruments included in any trust will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options, (3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust or to a class of offered securities, as described below and (4) credit default swaps that protect against defaults and losses on loans or other assets included in the trust or allocated to a class of offered securities as described below.

An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or “notional” principal amount for another. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates). An interest rate cap, floor or collar is an agreement pursuant to which the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate, as specified in such agreement, generally in exchange for a fixed amount paid to the counterparty at the time such agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above. The counterparty under a floor agreement may be an affiliate of the depositor.

The trustee on behalf of a trust may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates, or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into in order to supplement the sources available to make interest payments on one or more classes of securities of any series.

A market value swap might be used in a structure in which the pooled assets are mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of the securities.

Derivative instruments may include credit default swaps pursuant to which credit enhancement is provided in the form of a swap agreement. Credit default swaps will only be used to protect against defaults and losses on loans or other assets included in a trust or allocated to a class of offered securities. The terms of credit derivatives and any other derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities) the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or take certain other measures intended to assure performance of those obligations.

Derivative contracts will generally be documented based upon the standard forms provided by the International Swaps and Derivatives Association, Inc. (“ISDA”). These forms generally consist of an ISDA master agreement, a schedule to the master agreement and a confirmation, although in some cases the schedule and the confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.

There can be no assurance that the trust will be able to enter into derivative instruments at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivative instruments may provide for termination under various circumstances, there can be no assurance that the trust will be able to terminate a derivative instrument when it would be economically advantageous to the trust to do so.

If a trust includes derivative instruments, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If described in the prospectus supplement, such derivative instruments may be held for tax or ERISA purposes by a separate trust and any amounts payable from such derivative instruments may be paid by the derivative counterparty into a separate reserve fund (which shall be a trust account in the name of the trustee) before payment to holders of Securities. A provider of a derivative instrument may, if specified in the related prospectus supplement, be an affiliate of an underwriter.

THE SPONSORS AND THE MASTER SERVICERS

Saxon Funding Management, Inc. (“SFMI”) is expected to act as sponsor and master servicer with respect to each series of Notes, and Saxon Mortgage, Inc. (“SMI,” and together with SFMI, the “sponsors”) is expected to act as sponsor and master servicer with respect to each series of Certificates. In addition, any other qualified entity may act as sponsor and/or a master servicer with respect to a series of Securities if such entity is an institution experienced in originating and servicing loans of the type contained in the mortgage pool, in accordance with accepted practices and prudent guidelines, and maintains satisfactory facilities to originate and service the related mortgage assets. The sponsor and master servicer with respect to each series of Securities will be identified in the related prospectus supplement.

The sponsors are direct or indirect wholly owned subsidiaries of Saxon Capital, Inc., a Maryland corporation and a publicly held mortgage REIT (NYSE: SAX). The sponsors are mortgage lenders specializing in the origination and acquisition of non-prime residential and multifamily mortgage loans, comprised of fixed-rate and adjustable-rate, first and second lien conventional mortgage loans. The sponsors produce loans through both direct and indirect methods. The sponsors originate or purchase loans indirectly from a network of independent brokers and lenders throughout the country through the wholesale and correspondent channels, and originate loans directly to borrowers through the retail channel.

SFMI was organized as a Delaware corporation on March 12, 2004 and is an affiliate of the depositor, SMI and Saxon Mortgage Services, Inc. SFMI has been originating or acquiring residential mortgage loans directly and indirectly from originators since its inception. SFMI is headquartered in Glen Allen, Virginia. There have been no material changes in SFMI’s servicing policies and procedures since its inception.

SMI was organized as a Virginia corporation on August 24, 1995 and is an affiliate of the depositor, SFMI and Saxon Mortgage Services, Inc. In December 2005, SMI was the surviving entity in a merger with its affiliate America’s MoneyLine, Inc., a retail lender, and SMI began conducting retail lending operations under the trade name of Saxon Home Mortgage. SMI is headquartered in Glen Allen, Virginia. There have been no material changes in SMI’s lending policies and procedures since December 31, 2002.

Each of SMI (directly) and SFMI (indirectly through an agency relationship with SMI) originates mortgage loans through wholesale and retail channels. The wholesale channel produces loans through non-exclusive relationships with mortgage companies and mortgage brokers nationwide. The consolidated loan production volume for loans originated by SFMI and SMI through the wholesale channel was $1.2 billion for the year ended 2003, $1.5 billion for the year ended 2004 and $1.1 billion for the nine-months ended September 30, 2005. The retail channel operates under the trade name of Saxon Home Mortgage and originates non-conforming mortgages directly to consumers through its regional lending centers and its centralized lending facilities in Foothill Ranch, California, Glen Allen, Virginia and Fort Worth, Texas. The consolidated loan production volume for loans originated by SFMI and SMI through the retail channel was $762.7 million for the year ended 2003, $964.8 million for the year ended 2004 and $550.6 million for the nine-months ended September 30, 2005.

The sponsors purchase mortgage loans that were procured by the correspondent channel. The correspondent channel purchases non-conforming mortgage loans from mortgage bankers, banks, thrifts and credit unions, on either a flow (one-by-one) or bulk basis. Generally, all mortgage loans have been re-underwritten pursuant to underwriting guidelines used by both sponsors prior to purchase by such sponsor and prior to sale to such sponsor. The consolidated loan production volume for loans purchased by SFMI and SMI through the correspondent channel was $905.7 million for the year ended 2003, $1,029.5 million for the year ended 2004 and $766.2 million for the nine-months ended September 30, 2005. See “Origination of Mortgage Loans” below.

Securitization Program. The sponsors have been engaged in the securitization of assets since their inception. In connection with these activities, the sponsors use special purpose entities, such as the depositor, primarily for the securitization of residential mortgage loans. Each sponsor also acts as master servicer for securitizations it sponsors, and Saxon Mortgage Services, Inc., an affiliate of the sponsors, acts as servicer of the related mortgage loans. Since it was organized in 2004, SFMI has sponsored the securitization of approximately $3.8 billion of residential mortgage loans ($0.9 billion in 2004 and $2.9 billion in 2005) in 4 transactions and has master serviced the related mortgage loans. Since it was organized in 1995, SMI has sponsored the securitization of approximately $16.4 billion of residential mortgage loans (including $2.3 billion in 2003, $2.3 billion in 2004 and $0.6 billion in 2005) in 25 transactions and has master serviced the related mortgage loans.

Employees of the sponsors or their affiliates structure securitization transactions in which mortgage assets originated or acquired by the sponsors are sold to the depositor, serviced by Saxon Mortgage Services, Inc., and master serviced by the related sponsor. The depositor causes the issuance of the securities supported by the cash flows generated by the mortgage assets and secured by the mortgage assets. If specified in the prospectus supplement and as described under “— Assignment of Mortgage Assets” above, the related sponsor will make certain representations and warranties to the depositor and the trustee regarding the mortgage assets. If it is later determined that the mortgage assets fail to conform to the specified representations and warranties, the related sponsor may be obligated to repurchase such mortgage assets from the depositor (or directly from the trustee) or it may be obligated to indemnify the depositor (or the trustee) against any losses on the mortgage assets. To mitigate these risks, however, to the extent the mortgage assets being securitized have been originated by third parties, the sponsors will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such mortgage assets. See “The Trusts and the Trust Assets — Assignment of Primary Assets — Representations and Warranties” above.

If so provided in the related prospectus supplement, a series of Securities will include mortgage loans originated by third parties through channels that differ from the loan production methods used by the sponsors and described above.

THE DEPOSITOR

Saxon Asset Securities Company, a Virginia corporation, was organized on May 6, 1996 for the limited purposes of facilitating the financing and sale of mortgage assets and other related assets. It does not intend to engage in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, mortgage assets and other related assets and taking particular actions with respect to those assets. The depositor’s Articles of Incorporation limit the depositor’s business to the foregoing and place certain other restrictions on the depositor’s activities. Neither the depositor nor any of the depositor’s affiliates will insure or guarantee payments on any securities.

The depositor is a wholly owned, limited-purpose indirect financing subsidiary of Saxon Capital, Inc., a Maryland corporation and a publicly held mortgage REIT (NYSE: SAX) and is an affiliate of SFMI, SMI and Saxon Mortgage Services, Inc. The principal executive offices of the depositor are located at 4860 Cox Road, Suite 300, Glen Allen, Virginia 23060. Its telephone number is (804) 967-7400.

After the issuance of a series of securities, the depositor may be required (to the extent specified in the related agreements) to perform certain actions on a continual basis, including but not limited to:

•
to cause to be made all initial filings establishing or creating a security interest over the mortgage assets and any other related assets and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC (as defined herein) to perfect the trustee’s security interest in or lien on the mortgage assets and any such related assets;

•
to appoint a successor owner trustee, securities registrar or paying agent in the event such party resigns, is removed or becomes ineligible to continue serving in such capacity under the trust agreement;

•	to prepare and file, or cause the preparation and filing of, any reports required under the Exchange Act;

•	to notify the rating agencies and any other relevant parties of any termination or redemption event or the occurrence of any event of default or other event specified in the related agreements;

•
to prepare and file, or cause the preparation and filing, of tax returns and investor reports on behalf of the trust and to collect or cause to be collected any withholding tax as described in the agreements;

•
to obtain and preserve the trust’s licenses and qualification to do business in each jurisdiction in which such licenses or qualification are or shall be necessary to protect the validity and enforceability of the trust assets;

•	to pay certain organizational expenses of the trust, to indemnify the trustee and the administrator and to reimburse certain expenses of such parties;

•	to monitor the performance of the issuing entity and to deliver to the trustee and the rating agencies notice of any event of default;

•
to obtain opinions of counsel, and prepare and file, or cause to be prepared and filed, instruments, certificates and documents required for the release of collateral or the amendment or waiver of any provision of the agreements;

•	to prepare or cause to be prepared, any annual officers’ certificates required to be delivered pursuant to the agreements;

•	to comply with any directive of the trustee in connection with a sale of the collateral upon the occurrence of an event of default;

SAXON MORTGAGE SERVICES, INC. - THE SERVICER

Saxon Mortgage Services, Inc. (“SMSI”) is a Texas corporation and, unless otherwise specified in the related prospectus supplement, will act as servicer of the mortgage assets.
SMSI is an indirect subsidiary of Saxon Capital, Inc., and an affiliate of SMFI and the depositor. SMSI began its mortgage loan servicing operations in 1960 under the name Cram Mortgage Service, Inc., changed its name in September 1994 to Meritech Mortgage Services, Inc., and changed its name to the current name in May 2002. SMSI services mortgage loans for its affiliates as well as other non-affiliated lenders and investors.

In 2001, SMSI began acquiring servicing from third parties in addition to servicing the mortgage loans of affiliates, and as of December 31, 2005 a substantial majority of the loans in SMSI’s servicing portfolio are serviced for third parties, including mortgage loans owned by approximately 50 securitization trusts. As of December 31, 2005, substantially all of SMSI’s servicing portfolio consists of non-prime mortgage loans, comprised of fixed-rate and adjustable-rate, first and second lien conventional mortgage loans.

SMSI’s servicing portfolio as of December 31, 2003, December 31, 2004 and September 30, 2005 for mortgage loans owned by affiliates consisted of approximately $4.665 billion, $5.950 billion and $6.186 billion, respectively; and SMSI’s servicing portfolio as of December 31, 2003, December 31, 2004 and September 30, 2005 for mortgage loans owned by third parties consisted of approximately $5.232 billion, $14.214 billion and $20.171, respectively. There have been no material changes in SMSIಬs servicing policies and procedures since December 31, 2002.

THE ISSUING ENTITY

As more fully described in the related prospectus supplement, the issuing entity generally will be established either as a statutory trust created under the related trust agreement and formed under the laws of the State of Delaware (or other specified state) or as a common law trust created under the related pooling and servicing agreement and formed under the laws of the State of New York (or other specified state) (in each case, the “Issuing Entity”). The Issuing Entity will not have any employees, officers or directors. The trustee, the depositor, the related master servicer, the servicer, and any of an administrator, subservicer and certain other parties, if applicable and as described in the related prospectus supplement, will each act on behalf of the Issuing Entity and may only perform those actions on behalf of the Issuing Entity that are specified in the applicable agreement(s) and described in the related prospectus supplement.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As more fully described under “The Sponsors and the Master Servicers,” “The Depositor” and “Saxon Mortgage Services, Inc. - The Servicer,” above, each of the depositor, SFMI, SMI and SMSI is a wholly owned, direct or indirect subsidiary of Saxon Capital, Inc. Unless otherwise specified in the related prospectus supplement, either SFMI or SMI will act as sponsor and master servicer and will be the originator of the mortgage loans, and SMSI will act as servicer. Any such affiliations, and any affiliations, material relationships and related transactions, if any, among the related sponsor, the depositor, an issuing entity, the related master servicer, the servicer or any other entity involved in the servicing function, a trustee, an originator that originated, or is expected to originate, 10% or more of the related pool assets, a significant obligor, an enhancement or support provider or any other material parties, or an affiliate of any of the related sponsor, the depositor, an issuing entity, the related master servicer, the servicer or any other entity involved in the servicing function, a trustee, an originator that originated, or is expected to originate, 10% or more of the related pool assets, a significant obligor, an enhancement or support provider or any other material parties, will be described, to the extent applicable, in the related prospectus supplement.

ORIGINATION OF MORTGAGE LOANS

General

With respect to each series of Securities, the applicable mortgage loan underwriting criteria will be set forth in the related prospectus supplement. The originators with respect to a series of Securities will be specified in the related prospectus supplement, and may include SFMI, SMI, or other affiliates of the Depositor or any other third-party mortgage loan originator. The following discussion applies to originations by the Depositor and its affiliates and any material differences in the underwriting standards and guidelines of any other originator will be described in the related prospectus supplement.

Generally, in originating a mortgage loan, the originator will follow appraisal and underwriting standards and guidelines approved by the depositor, which, except to the extent specified in the prospectus supplement for a series, are not required to conform to Fannie Mae or Freddie Mac guidelines. The originator may, from time to time, apply underwriting criteria that are either more stringent or more flexible than its general underwriting guidelines.

The underwriting guidelines with respect to loan programs approved by the depositor may be less stringent than those of Fannie Mae or Freddie Mac. For example, they may permit the borrower to have a higher debt-to-income ratio and a larger number of derogatory credit items than do the guidelines of Fannie Mae or Freddie Mac. These underwriting guidelines are intended to provide for the origination of single family mortgage loans for non-conforming credits. A mortgage loan made to a non-conforming credit means a mortgage loan that is generally ineligible for purchase by Fannie Mae or Freddie Mac due to borrower credit characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac general underwriting guidelines or a borrower who may have a record of major derogatory credit items including default on a prior mortgage loan, credit write-offs, outstanding judgments and prior bankruptcies. Accordingly, mortgage loans underwritten according to these guidelines are likely to experience rates of delinquency and foreclosure that are higher, and may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines.

In general, a prospective borrower is required to complete a detailed application designed to provide pertinent credit information. The prospective borrower generally is required to provide a current list of assets as well as an authorization for a credit report which summarizes the borrower’s credit history with merchants and lenders as well as any suits, judgments or bankruptcies that are of public record. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In general, the underwriting guidelines may permit the use of a credit score as the primary factor in determining the borrower’s creditworthiness. Under these circumstances, some additional factors that may be considered are mortgage history, bankruptcy history and foreclosure history.

In determining the adequacy of the mortgaged premises as collateral for a loan, the underwriting standards may permit the use of an automated valuation model (“AVM”), an appraisal or both. Automated valuation models are data only models that consider property values and comparable sales of similar properties in the area before returning an estimate of value. Appraisals are conducted by qualified independent appraisers. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes and, if considered applicable by the appraiser, the estimated rental income of the property and a replacement cost and analysis based on the current cost of constructing a similar home. All appraisals generally are expected to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower’s monthly obligations on the proposed mortgage loan, generally determined on the basis of the monthly payments due in the year of origination, and other expenses related to the mortgaged premises including property taxes and insurance premiums, and to meet other financial obligations and monthly living expenses. The underwriting standards applied, particularly with respect to the level of income and debt disclosure on the application and verification, may be adjusted in appropriate cases where factors such as low loan-to-value ratios or other favorable compensating factors exist.

A prospective borrower applying for a loan pursuant to the full documentation program is generally required to provide information related to income, expenses and liabilities, existing or prior. An employment verification is obtained from an independent source, typically the prospective borrower’s employer, which verification generally reports the length of employment with that organization, the prospective borrower’s current salary and whether it is expected that the prospective borrower will continue being employed in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. For other than self-employed borrowers, income verification may be accomplished by W-2 forms or pay stubs that indicate year to date earnings.

Under the limited documentation program or stated income program, certain documentation requirements concerning income and employment verification is generally waived in appropriate circumstances pursuant to the applicable program. Accordingly, the maximum permitted loan-to-value ratios for loans originated under those programs are generally lower than those permitted for other similar loans originated pursuant to the full documentation program.

Representations and Warranties

The depositor generally will acquire the mortgage loans from the seller identified in the prospectus supplement or one or more affiliates of such seller (each, a “seller”). The seller will make customary representations and warranties with respect to the mortgage loans in the sales agreement by which the seller transfers its interest in the mortgage loans to the depositor. The seller will make the representations and warranties set forth under “The Trusts — Assignment of Mortgage Assets.”

In general, the seller will deliver with each mortgage loan a mortgagee title insurance policy, title insurance binder, preliminary title report, or other satisfactory evidence of title insurance, and, if a preliminary title report is delivered initially, the seller is required to deliver a final title insurance policy or satisfactory evidence of the existence of such a policy; however, for second mortgage loans with a balance of $50,000 or less, the seller will generally not obtain a mortgagee title insurance policy.

If the seller breaches a representation or warranty made with respect to a mortgage loan or fails to deliver any principal document executed by the borrower relating to a mortgage loan as required by the related agreement, the seller or depositor may be required to purchase the mortgage loan from the related trust upon deposit with the trustee of funds equal to the then unpaid principal balance of the mortgage loan plus accrued interest thereon at the related mortgage interest rate through the end of the month in which the purchase occurs. In the event of a material breach by the seller of a representation or warranty with respect to a mortgage loan or the delivery by the seller to the trustee of a materially defective document with respect to a mortgage loan, the seller or depositor may under specified circumstances, in lieu of repurchasing the mortgage loan, substitute a mortgage loan having characteristics substantially similar to those of the defective mortgage loan. The seller’s obligation to purchase a mortgage loan will not be guaranteed by the depositor or any other party.

SERVICING OF MORTGAGE LOANS

Each servicer generally will be approved or will utilize a sub-servicer that is approved by Fannie Mae or Freddie Mac as a servicer of mortgage loans and must be approved by the related master servicer. The depositor expects that most or all of the mortgage loans will be serviced by Saxon Mortgage Services, Inc., an affiliate of the depositor, SFMI and SMI. See “Saxon Mortgage Services, Inc. - The Servicer” in this prospectus.

In determining whether to approve a servicer, the related master servicer will review the credit of the servicer and, if necessary for the approval of the servicer, the sub-servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate ability to perform financial obligations. In addition, the related master servicer will review the servicer’s and, if necessary, the sub-servicer’s servicing record and will evaluate the ability of the servicer and, if necessary, the sub-servicer to conform with required servicing procedures. Generally, the related master servicer will not approve a servicer unless either the servicer or the sub-servicer, if any:

•	has serviced conventional mortgage loans for a minimum of two years,

•	maintains a loan servicing portfolio of at least $300,000,000, and

•	has tangible net worth, determined in accordance with generally accepted accounting principles, of at least $3,000,000.

The master servicer will continue to monitor on a regular basis the credit and servicing performance of the servicer and, to the extent the servicer does not meet the foregoing requirements, any sub-servicer.

The duties to be performed by the servicers with respect to the mortgage loans included in the trust for each series will be set forth in the agreement pertaining to the series that will be described in the prospectus supplement for the series. Generally the agreement will provide for the calculation, collection and remittance of principal and interest payments on the mortgage loans, the administration of mortgage escrow accounts, as applicable, the collection of insurance claims, the administration of foreclosure procedures and, if necessary, the advance of funds to the extent certain payments are not made by the borrowers and are recoverable from late payments made by the borrowers or from other proceeds of the liquidation of the mortgage loans. Each servicer also will provide accounting and reporting services as necessary to enable the related master servicer to provide required information to the depositor and the trustee with respect to the mortgage loans. Each servicer is entitled to a periodic servicing fee equal to a specified percentage of the outstanding principal balance of each mortgage loan serviced by the servicer and certain other fees, including, but not limited to, late payments, conversion or modification fees and assumption fees. Servicing obligations of a servicer may be delegated to an approved sub-servicer; provided, however, that the servicer remains fully responsible and liable for all its obligations under the servicing agreement. The rights of the depositor under each servicing agreement with respect to a series will be assigned to the trust for the series.

See “The Agreements — Events of Default and Remedies” for a description of the events of default applicable to a master servicer and the consequences of such default.

Payments on Mortgage Loans

The agreement with respect to a series will require the related servicer to establish and maintain one or more separate, insured, to the available limits, collection accounts into which the servicer will be required to deposit on a daily basis payments of principal and interest received with respect to mortgage loans serviced by the servicer included in the trust for the series. To the extent deposits in each collection account are required to be insured by the FDIC, if at any time the sums in any account exceed the limits of insurance on the account, the servicer will be required within one business day to withdraw the excess funds from the account and remit the amounts to a account maintained by the trustee or master servicer or to the trustee or the master servicer for deposit in the distribution account for the series. The amount on deposit in any account will be invested in or collateralized as described herein.

The agreement with respect to a series will require the related servicer, not later than the day of the month specified in the servicing agreement, to remit to the master servicer custodial account amounts representing scheduled installments of principal and interest on the mortgage loans included in the trust for the series received or advanced by the servicer that were due during the related due period and principal prepayments, insurance proceeds, guarantee proceeds and liquidation proceeds, including amounts paid in connection with the withdrawal from the related trust of defective mortgage loans or the purchase from the related trust of converted mortgage loans, received during the prepayment period specified in the agreement, with interest to the date of prepayment or liquidation, subject to specified limitations. However, each servicer may deduct from the remittance all applicable servicing fees, insurance premiums, amounts required to reimburse any unreimbursed advances and any other amounts specified in the related agreement. On or before each distribution date, the related master servicer will withdraw from the master servicer custodial account and remit to the distribution account those amounts available for distribution on the distribution date. In addition, there will be deposited in the distribution account for the series any advances of principal and interest made by the master servicer or the trustee pursuant to the agreement to the extent the amounts were not advanced by the servicer.

Prior to each distribution date for a series, the master servicer will furnish to the trustee a statement setting forth certain information with respect to the mortgage loans included in the trust for the series.

Advances

If so specified in the prospectus supplement for a series, the Agreement with respect to each series will provide that the related servicer generally will be obligated to advance funds to cover, to the extent that the amounts are determined by the servicer to be recoverable from any subsequent payments on or proceeds of the related mortgage loans:

•	delinquent payments of principal or interest on the mortgage loans,

•	delinquent payments of taxes, insurance premiums or other escrowed items, and

•	foreclosure costs, including reasonable attorney’s fees.

The servicer’s obligation to advance funds with respect to any mortgage loan as to which a default has occurred and the servicer has entered into a forbearance or modification agreement will be based on the terms of that mortgage loans as so modified. The failure of a servicer to make any required advance under the related agreement constitutes a default for which the servicer may be terminated. Upon a default by the servicer, the master servicer or the trustee may be required, if so provided in the agreement, to make advances to the extent necessary to make required distributions on certain Securities, provided that such party deems such amounts to be recoverable.

As specified in the related prospectus supplement for a series, the advance obligation of the master servicer may be further limited to an amount specified in the agreement that has been approved by each rating agency that provides, at the request of the depositor, a rating for the Securities of the series. Any required advances by a servicer, the master servicer or the trustee, as the case may be, must be deposited into the applicable collection account or master servicer custodial account or into the distribution account and will be due not later than the distribution date to which the delinquent payment relates. Any advances made by a servicer, the master servicer or the trustee with respect to mortgage loans included in the trust for any series are intended to enable the trustee to make timely payment of the scheduled distributions on the Securities of the series. Neither the servicer or the master servicer will insure or guarantee the Securities of any series or the mortgage loans included in the trust for any series, and their obligations to advance for delinquent payments will be limited to the extent that the advances will be recoverable out of future payments on the mortgage loans, insurance proceeds or anticipated liquidation proceeds of the mortgage loans for which the amounts were advanced. The servicer’s obligation to make advances with respect to principal and interest payments, property taxes, costs of foreclosure proceedings, or other expenses associated with any mortgage loan generally will terminate under the agreement upon the good faith determination of the servicer that any advance will not be recoverable from subsequent payments on or liquidation or insurance proceeds related to such mortgage loan.

Amounts advanced by a servicer, the master servicer or the trustee, as the case may be, will be reimbursable out of future payments on the mortgage loans, insurance proceeds or liquidation proceeds of the mortgage loans for which the amounts were advanced. In addition, if an advance made by a servicer, the master servicer or the trustee, as the case may be, later is determined by the servicer to be unrecoverable from proceeds of the mortgage loans for which the amounts were advanced, the servicer, the master servicer or the trustee, as the case may be, will be entitled to reimbursement from funds in the collection, master servicer, custodial or distribution account representing payments on or proceeds of other mortgage loans prior to the distribution of payments to the securityholders.

The servicer may enter into financial facilities that allow the servicer to borrow against, grant security interests in, or sell its rights to receive servicing fees or reimbursement of advances for payment of principal, interest, taxes, insurance, or advances for other expenses incurred in servicing mortgage loans, although no such financial facilities shall reduce or otherwise affect the servicer’s obligations to fund such advances.

Collection and Other Servicing Procedures

The agreement with respect to each series will require the related servicer to make reasonable efforts to collect all payments required under the mortgage loans included in the related trust and, consistent with such agreement and any applicable insurance policies with respect to each mortgage loan, to follow the collection procedures it normally would follow with respect to mortgage loans serviced for its own account. Generally, the agreement will authorize the servicer to forebear collection of or modify the unpaid balance of terms of any mortgage loans that is delinquent or with respect to which the servicer believes default to be imminent. Such forbearance or modification may affect the amount and timing of principal and interest payments on the mortgage loan and, consequently, may affect the amount and timing of payment on one or more classes of the related series of Securities. For example, a modification agreement that results in a lower mortgage interest rate would lower the pass through rate of any related class of Securities that accrues interest at a rate based on the weighted average net rate of the mortgage loans. In addition, the agreement generally will authorize the servicer to sell, instead of foreclosing, delinquent mortgage loans if the servicer or master servicer determines such a sale to be in the best interests of the securityholders, with the net sale proceeds treated as prepayments of the related mortgage loans, and any resulting loss to be realized by the trust. Under the agreement, the servicer shall not be required to initiate any foreclosure action or other collection effort that in the servicer’s judgment is unlikely to result in net recoveries in excess of the related costs of collection, in which event the servicer may elect to convey the premises to the borrower and release the lien of the mortgage loan without obtaining further payment or proceeds.

The mortgage note or security instrument used in originating a mortgage loan may contain a due-on-sale clause. The servicer will be required to use reasonable efforts to enforce due-on-sale clauses with respect to any mortgage note or security instrument containing such a clause, provided that the coverage of any applicable insurance policy will not be adversely affected thereby. In any case in which properties or interests securing mortgage loans have been or are about to be conveyed by the borrower and the due-on-sale clause has not been enforced or the related mortgage note is by its terms assumable, the servicer will be authorized to take or enter into an assumption agreement from or with the person to whom the mortgaged premises have been or are about to be conveyed, if that person meets certain loan underwriting criteria, including the criteria necessary to maintain the coverage provided by the applicable primary mortgage insurance policies or if otherwise required by law. If the servicer enters into an assumption agreement in connection with the conveyance of any of the mortgaged premises, the servicer will release the original borrower from liability upon the mortgage loan and substitute the new borrower as obligor thereon. In no event may an assumption agreement permit a decrease in the mortgage interest rate or an increase in the term of a mortgage loan. Fees collected for entering into an assumption agreement will be retained by the servicer as additional servicing compensation.

Primary Mortgage Insurance Policies

Some or all mortgage loans, if so specified in the related prospectus supplement, will be covered by a primary mortgage insurance policy remaining in force until the principal balance of the mortgage loan is reduced to certain percentages of the original fair market value of the related mortgaged premises, or for certain periods of time, as specified in the related prospectus supplement.

The prospectus supplement for a series with respect to which a primary mortgage insurance policy applies will describe the terms and conditions of coverage of such policy, to the extent such terms and conditions are inconsistent with the following general description of provisions typically contained in such policies as currently offered by insurers. Generally, the amount of a claim for benefits under a primary mortgage insurance policy will consist of the insured portion of the unpaid principal balance of the covered mortgage loan plus accrued and unpaid interest on such unpaid principal balance and reimbursement of specified expenses, less

•	all rents or other payments collected or received by the insured, other than the proceeds of hazard insurance, that are derived from or are in any way related to the related mortgaged premises,

•	hazard insurance proceeds in excess of the amount required to restore the mortgaged premises and which have not been applied to the payment of the mortgage loan,

•	amounts expended but not approved by the mortgage insurer,

•	claim payments previously made by the mortgage insurer, and

•	unpaid premiums.

If so specified in the prospectus supplement for a series, the mortgage insurer will be required to pay to the insured either the mortgage insurance loss or, at its option under certain of the primary mortgage insurance policies, the sum of the delinquent scheduled payments plus any advances made by the insured, both to the date of the claim payment, and, after that date, scheduled payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of the date the mortgage loan would have been discharged in full if the default had not occurred and the date of an approved sale. Any rents or other payments collected or received by the insured which are derived from or are in any way related to the mortgaged premises securing the mortgage loan will be deducted from any claim payment.

Standard Hazard Insurance Policies

Each servicing agreement with respect to a series will require the related servicer to cause to be maintained a standard hazard insurance policy covering each mortgaged premises securing each mortgage loan covered by the servicing agreement. The prospectus supplement for each series will describe the terms and conditions of coverage of the standard hazard insurance policies covering the related mortgaged premises, to the extent such terms and conditions are inconsistent with the following general description of provisions typically contained in such policies as currently offered by insurers. Currently, each standard hazard insurance policy is required to cover an amount at least equal to the lesser of the outstanding principal balance of the related mortgage loan, or 100% of the insurable value of the improvements on the related mortgaged premises, or 100% of the insurable value reasonably obtainable in the applicable locality under generally available homeowners insurance policies without payment of extraordinary premiums. All amounts collected by the servicer or the master servicer under any standard hazard insurance policy, less amounts to be applied to the restoration or repair of the mortgaged premises and other amounts necessary to reimburse the servicer or the master servicer for previously incurred advances or approved expenses, which may be retained by the servicer or the master servicer, will be deposited to the applicable collection account maintained with respect to the mortgage loan or the distribution account.

Currently, the standard hazard insurance policies provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy covers physical damage to, or destruction of, the improvements on the mortgaged premises caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Because the standard hazard insurance policies will be underwritten by different insurers and will cover mortgaged premises located in different states, the policies will not contain identical terms and conditions. The basic terms of the policies, however, generally will be determined by state law and generally will be similar. Standard hazard insurance policies typically will not cover physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft or, in certain cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. If mortgaged premises are located in a flood area identified by HUD pursuant to the National Flood Insurance Act of 1968, as amended, the applicable servicing agreement will require that the servicer or the master servicer, as the case may be, cause to be maintained flood insurance with respect to the mortgaged premises.

Currently, the standard hazard insurance policies typically contain a coinsurance clause which, in effect, requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the mortgaged premises in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the coinsurance clause provides that the insurer’s liability in the event of partial loss will not exceed the greater of:

•	the actual cash value, or the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed, or

•
that proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

A servicer may satisfy its obligation to provide a standard hazard insurance policy by obtaining and maintaining a blanket policy insuring against fire, flood and hazards of extended coverage on all of the mortgage loans, to the extent that the policy names the servicer as loss payee and the policy provides coverage in an amount equal to the aggregate unpaid principal balance on the mortgage loans without co-insurance. If the blanket policy contains a deductible clause and there is a loss not covered by the blanket policy that would have been covered by a standard hazard insurance policy covering the related mortgage loan, then the servicer will remit to the master servicer from the servicer’s own funds the difference between the amount paid under the blanket policy and the amount that would have been paid under a standard hazard insurance policy covering the mortgage loan.

Any losses incurred with respect to mortgage loans included in the trust for a series due to uninsured risks, including earthquakes, landslides, mudflows and floods, or insufficient insurance proceeds may reduce the value of the assets included in the trust for the series and could affect distributions to holders of the Securities of the series, except to any extent that may be otherwise provided in the prospectus supplement for such series.

Evidence as to Servicing Compliance

The applicable agreement will require the trustee, the securities administrator, the master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function with respect to at least five percent of the mortgage assets or any pool of mortgage assets to provide to the depositor and any other party specified in the applicable agreement, on an annual basis on or before the date specified in the applicable agreement, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party’s assessment of compliance. In addition, the applicable agreement will require each of the master servicer, each servicer and each subservicer to provide to the depositor and any other party specified in the applicable agreement, on an annual basis on or before the date specified in the applicable agreement a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party’s activities during the reporting period and of its performance under the applicable agreement has been made under such officer’s supervision and (b) to the best of such officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The master servicer or the trustee will review, on an annual basis, the performance of each servicer and the status of any fidelity bond and errors and omissions policy required to be maintained by the servicer under the servicing agreement.

Master Servicer Duties

Unless otherwise specified in the prospectus supplement for a series, the master servicer generally will;

•	administer and supervise the performance by each servicer of its duties and responsibilities under the related servicing agreement,

•	calculate amounts payable to securityholders on each distribution date, and

•	prepare periodic reports to the trustee or the securityholders with respect to the foregoing matters.

In addition, the master servicer will receive, review and evaluate reports, information and other data provided by each servicer pursuant to the related agreement, to monitor each servicer’s servicing activities, to reconcile the results of the monitoring with information provided by the servicer and to make corrective adjustments to records of the servicer and the master servicer, as appropriate. The master servicer may engage the trustee or independent contractors to perform certain of its responsibilities. However, the master servicer remains fully responsible and liable for all its obligations under each agreement, other than those specifically undertaken by a special servicer.

The master servicer will be entitled to a monthly master servicing fee applicable to each mortgage loan expressed as a fixed percentage of the remaining scheduled principal balance of the mortgage loan.

The master servicer may terminate a servicer who has failed to comply with its covenants or breached one or more of its representations and warranties contained in the related servicing agreement. Upon termination of a servicer by the master servicer, the master servicer will assume the servicing obligations of the terminated servicer or, at its option, may appoint a substitute servicer acceptable to the trustee to assume the servicing obligations of the terminated servicer. The master servicer’s obligation to act as a servicer following the termination of a servicer will not require the master servicer to:

•	purchase mortgage loans from a trust due to a breach by the servicer of a representation or warranty under the related servicing agreement,

•	purchase from the trust any converted mortgage loan, or

•	advance payments of principal and interest on a delinquent mortgage loan in excess of the master servicer’s independent advance obligation under the related agreement.

The master servicer for a series may resign from its obligations and duties under the agreement with respect to the series, but no resignation will become effective until the trustee or a successor master servicer has assumed the master servicer’s obligations and duties.

Administration Agreement

If specified in the prospectus supplement for a series of Notes, the depositor, the trust fund and an administrator specified in the prospectus supplement will enter into an administration agreement. The administrator will agree, to the extent provided in the administration agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the trust fund under the sale and servicing agreement, the indenture and the deposit trust agreement. Certain additional administrative functions may be performed on behalf of the trust fund by the depositor.

Special Servicing Agreement

The master servicer may appoint a special servicer to undertake certain responsibilities of the servicer with respect to certain defaulted mortgage loans securing a series. The special servicer may engage various independent contractors to perform certain of its responsibilities. However, the special servicer must remain fully responsible and liable for all its responsibilities under the special servicing agreement. As may be further specified in the related prospectus supplement, the special servicer, if any, may be entitled to various fees, including, but not limited to:

an engagement fee applicable to each mortgage loan or related REO properties as of the first day of the immediately preceding Due Period, a special servicing fee expressed as a fixed percentage of the remaining scheduled principal balance of each specially serviced mortgage loan or related REO properties, or a performance fee applicable to each liquidated mortgage loan based upon the related liquidation proceeds.

THE AGREEMENTS
General

Mortgage assets will generally, unless otherwise specified in the applicable prospectus supplement, be conveyed by the applicable seller to the depositor pursuant to a sales agreement. The Certificates of each series will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement for such Certificates. The Notes of each series will represent indebtedness of the related trust fund and will be issued pursuant to an indenture. In the case of a series of Notes, the depositor will also enter into a sale and servicing agreement with the indenture trustee, the related master servicer and servicer and the issuing entity.

The sales agreement, pooling and servicing agreement, trust agreement, indenture and sale and servicing agreement, to the extent applicable to securities of a particular series, are referred to collectively as the “agreements” for that series. In addition, except as otherwise indicated, the pooling and servicing agreement and sale and servicing agreement, as applicable, are referred to as the “pooling and servicing agreement” for the applicable series. In the case of a series of Notes, the issuing entity will be established as a statutory trust under the law of the state specified in the prospectus supplement, pursuant to a trust agreement among the depositor and an owner trustee and administrator specified in the prospectus supplement relating to that series of Notes. The mortgage assets of a trust will be serviced in accordance with the agreements. The trustee under the pooling and servicing agreement for a series, or, if applicable, the indenture trustee under the indenture and the owner trustee or managing trustee under the trust agreement for a series, will be identified in the applicable prospectus supplement. References in this section to “trustee” are intended to refer as to any particular series of securities to the trustee, indenture trustee, owner trustee or managing trustee, as applicable, unless the context requires otherwise.

The following summaries describe certain material provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, these provisions or terms are as specified in the related agreements.

The Pooling and Servicing Agreement

The provisions of this section will generally be applicable, unless otherwise specified in the related prospectus supplement, to a pooling and servicing agreement and sale and servicing agreement.

General

If the Securities of a series consist of Certificates, the Certificates will be issued pursuant to the pooling and servicing agreement. If the Securities of a series consist of Notes and certificates, the Notes will be issued pursuant to an indenture and the certificates will be issued pursuant to a trust agreement.

The pooling and servicing agreement for a series of securities will provide for a master servicer that will be responsible (to the extent described in the applicable prospectus supplement) for enforcement of the servicing obligations of any servicer.

Master Servicer Default

A “master servicer event of default” under the pooling and servicing agreement will generally consist of: (1) any failure by the master servicer to make a timely payment to the trustee within five days of the due date therefor (or, in the case of an advance, on the due date therefor); (2) any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement, which failure continues for 30 days after receipt of notice thereof as provided in the pooling and servicing agreement; and (3) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer.

Rights Upon Master Servicer Event of Default

So long as any master servicer event of default remains unremedied, the trustee may, and at the direction of securityholders evidencing at least 51% of the voting rights, the trustee will, by written notification to the master servicer, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any rights of the master servicer as securityholder) and in and to the mortgage loans and the proceeds thereof (other than amounts owed to the master servicer prior to such termination); provided, however, that in the case of the sale and servicing agreement, if the rights and obligations of the master servicer are terminated due to a failure to make advances, and the master servicer pays such advances (plus interest) within five business days, the master servicer will be reinstated with the approval of each rating agency and the trustee. Upon termination of the master servicer, the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a servicer satisfying the requirements of the pooling and servicing agreement to act as successor to the master servicer. Pending such appointment, the trustee (unless prohibited by law from so acting) will be obligated to act in such capacity. The trustee and such successor master servicer may agree upon the servicing compensation to be paid to such successor, provided that the master servicing compensation applicable to the successor master servicer will not exceed any applicable limitation set forth in the pooling and servicing agreement.

During the continuance of a master servicer event of default under the pooling and servicing agreement, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the securityholders, and securityholders evidencing not less than 25% of the voting rights may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers if the trustee reasonably believes it may not obtain compensation or reimbursement for any expenses and liabilities that may be incurred by the trustee by taking such action. Also, the trustee may decline to follow the direction if the Trustee determines that the action or proceeding so directed conflicts with any rule of law or with the pooling and servicing agreement.

No securityholder, solely by virtue of that holder’s status as a securityholder, will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless that securityholder previously has given to the trustee written notice of default and unless the holders of securities evidencing not less than 25% of the class principal amount (or percentage interest) of each class of securities affected thereby have made a written request upon the trustee to institute a proceeding in its own name as trustee thereunder, and have offered to the trustee reasonable indemnity, and the trustee for the number of days specified in the pooling and servicing agreement has neglected or refused to institute such a proceeding.

Amendment

In general, subject to the provisions of the particular agreement, the pooling and servicing agreement may be amended by the parties to that agreement, without the consent of the securityholders, (i) to cure any ambiguity or mistake, (ii) to cause the provisions of the pooling and servicing agreement to conform to or be consistent with any disclosure document relating to the Securities, (iii) to correct any defective provision or supplement any provision that is inconsistent with another provision, (iv) to add any other provision with respect to matters or questions arising under the pooling and servicing agreement; (v) in the case of the sale and servicing agreement, to modify the servicing fee and the master servicing fee (without increasing the aggregate amount of the fees); (vi) to modify, alter, amend, add to or rescind any terms or provisions of the agreement, provided that the amendment may not adversely affect in any material respects the interests of any Securityholder, provided that in the case of amendments described in (iv), (v) and (vi), the trustee receives an opinion of counsel to the effect that such action will not adversely affect in any material respect the interests of any securityholder.

The pooling and servicing agreement may also be amended by the parties with the consent of the majority holders of securities of each class affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the securityholders; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, distributions that are required to be made on a security of any class without the consent of the holder of such security, (ii) adversely affect in any material respects the interests of the holders of any class of securities in a manner other than described in (i) without the consent of holders of securities of such class evidencing percentage interests aggregating 66% of such class or (iii) reduce the percentage of securities of any class the holders of which are required to consent to any such amendment unless the holders of all securities of such class have consented to the change in such percentage.

In addition, the pooling and servicing agreement may also be amended by the parties without the consent of the securityholders to modify, eliminate or add to any of its provisions to the extent necessary or helpful to (i) maintain the qualification of each REMIC created under the agreement as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Securities or (iii) comply with any other requirements of the Code, provided that the trustee receives an opinion of counsel to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

Evidence as to Compliance

The applicable agreement will require the trustee, the securities administrator, the master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function with respect to at least five percent of the Primary Assets or any pool of Primary Assets to provide to the depositor and any other party specified in the applicable agreement, on an annual basis on or before the date specified in the applicable agreement, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party’s assessment of compliance. In addition, the applicable agreement will require each of the master servicer, each servicer and each subservicer to provide to the depositor and any other party specified in the applicable agreement, on an annual basis on or before the date specified in the applicable agreement a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party’s activities during the reporting period and of its performance under the applicable agreement has been made under such officer’s supervision and (b) to the best of such officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

Optional Purchase or Substitution of Assets; Termination

To the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that the master servicer and/or another specified party will have the right to purchase all of the property of the trust on a specified date, or upon the occurrence of a certain event such as the reduction of the total principal balance of the mortgage assets or securities to a specified level. The purchase price will be specified in the applicable prospectus supplement. In addition, to the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that upon the direction of a specified proportion of securityholders (or of certain securityholders) or another specified party, or upon the occurrence of a certain event, the trustee or its agent will solicit bids for sale of the property of the trust to the highest bidder. This auction may or may not be subject to a minimum bid price.

Voting Rights; Limitations on Exercise of Rights

Voting rights under the pooling and servicing agreement will be allocated among securityholders as provided in the applicable prospectus supplement. If specified in the applicable prospectus supplement, voting rights of some or all securityholders will be exercised by an insurer or other party identified in the prospectus supplement.

Limitations on Rights of Securityholders

Unless otherwise specified in the applicable prospectus supplement, no securityholder will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) securityholders having not less than 25% of the voting rights under the pooling and servicing agreement have made written request to the trustee to institute proceedings in respect of a master servicer event of default in its own name as trustee and have offered to the trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and (2) the trustee, for 60 days after its receipt of such notice, request and offer of indemnity has neglected or refused to institute any such action, suit or proceeding.

The Trustee

In the case of certificates issued pursuant to a pooling and servicing agreement and unless otherwise specified in the related prospectus supplement, the following will be applicable to a trustee in connection with a pooling and servicing agreement.

Duties of the Trustee

The trustee will serve as paying agent and certificate registrar. The trustee will make payments to Certificateholders based solely on the payment date statements prepared by or on behalf of the master servicer. The trustee will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information.

The trustee will be required to perform only those duties specifically required of it under the pooling and servicing agreement unless a master servicer event of default has occurred, in which case the trustee may take such additional actions as described above under “The Pooling and Servicing Agreement — Rights Upon Master Servicer Event of Default.” Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the pooling and servicing agreement; however, the trustee will not be responsible for the accuracy or content of any documents furnished to the trustee by the master servicer or any other party.

The trustee will not have any liability arising out of or in connection with the pooling and servicing agreement, except that the trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct or bad faith; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in a master servicer event of default, and the trustee will not be deemed to have notice of any master servicer event of default unless an officer of the trustee has actual knowledge of the master servicer event of default. See “The Pooling and Servicing Agreement — Master Servicer Default” above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the pooling and servicing agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

The trustee will have no duties under the pooling and servicing agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any mortgage asset under the pooling and servicing agreement. None of the provisions in the pooling and servicing agreement shall in any event require the trustee to perform, or be responsible for the manner of performance of, any of the obligations of the master servicer. The trustee will not be responsible for any act or omission of the master servicer, the depositor or any other party.

The trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the securities, (b) the payment of any insurance related to the securities or the mortgage assets or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the trust, other than from funds available in any trust account. The trustee is not responsible for the validity of the pooling and servicing agreement or the securities or the validity, priority, perfection or sufficiency of the security for the securities.

Expenses and Indemnities of the Trustee.

The trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the trustee in accordance with the pooling and servicing agreement, except for expenses, disbursements and advances incurred by the trustee in the routine administration of its duties under the pooling and servicing agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The trustee will also be entitled to indemnification from the issuing entity for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the pooling and servicing agreement or in connection with the performance of its duties under the pooling and servicing agreement and the sales agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the pooling and servicing agreement.

The trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from collections, prior to distribution of any amounts to securityholders.

Resignation of Trustee.

The trustee may, upon 60 days’ advance written notice to the depositor and the master servicer, resign at any time, in which event the depositor will appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the trustee’s notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

The trustee may be removed at any time by the depositor if the trustee ceases to be eligible to continue to act as trustee under the pooling and servicing agreement or becomes incapable of acting, or is adjudged bankrupt or insolvent. The trustee may also be removed at any time by the holders of outstanding Securities of the related series entitled to at least 51%, or another percentage specified in the related prospectus supplement, of the voting rights of the series. Financial guarantee insurers may obtain the right to exercise all voting rights of holders of securities. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The Indenture

Modification of Indenture

If a trust has issued Notes pursuant to an indenture, the issuing entity and the indenture trustee may, with the consent of holders of 66 2/3% (or such other percentage as is specified) by principal balance (or as is otherwise specified) of the outstanding Notes of the related series (or of one or more specified classes of Notes), execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify (except as provided below) in any manner the rights of the Noteholders.

Without the consent of the securityholders, but with prior written notice to the rating agencies and with the prior written consent of the issuing entity (which requires the consent of the holder of the trust certificate), the indenture trustee, when authorized by an issuer order, may enter into one or more indentures supplemental hereto for any of the following purposes:

•
to correct or amplify the description of any property at any time subject to the lien of the indenture, or better to assure, convey and confirm unto the indenture trustee any property subject or required to be subjected to the lien of the indenture, or to subject to the lien of the indenture additional property;

•	to evidence the succession of a successor to the issuing entity, and the assumption by any such successor of the covenants of the issuing entity;

•	to add to the covenants of the issuing entity for the benefit of the securityholders, or to surrender any right or power herein conferred upon the issuing entity;

•
to (1) cure any ambiguity, (2) correct or supplement any provision in the indenture that may be inconsistent with any other provisions of the indenture, or to conform the provisions of the indenture to those of any offering document relating to the Securities, (3) obtain a rating for a class of securities from a nationally recognized statistical rating organization, or (4) make any other provisions with respect to matters or questions arising under the indenture; provided, however, that no such supplemental indenture entered into pursuant to clause (4) will adversely affect in any material respect the interests of any securityholder not consenting thereto as evidenced by an opinion of counsel (or, in lieu thereof, written confirmation from each rating agency that the supplemental indenture will not cause it to reduce or withdraw its then-current ratings on any class of Securities);

•
to evidence and provide for the acceptance of the appointment of a successor indenture trustee with respect to the Notes and to add to or change any of the provisions of the indenture to the extent necessary to facilitate the administration of the trusts hereunder by more than one indenture trustee; or

•
to modify, eliminate or add to the provisions of the indenture to such extent as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act or under any similar federal statute hereafter enacted and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act (as evidenced by an opinion of counsel furnished to the indenture trustee).

provided, however, that no such supplemental indenture may be entered into unless the indenture trustee receives a tax opinion stating that entering into the supplemental indenture will not cause the issuing entity to be subject to federal income tax as long as certain conditions are satisfied relating to the REIT status of the holder of the trust certificate.

The issuing entity and the indenture trustee may also, without the consent of any Securityholder, but with prior written notice to the rating agencies, enter into a supplement to the indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or of modifying in any manner the rights of the securityholders under the indenture; provided, however, that such action will not, as evidenced by either an opinion of counsel or satisfaction of certain rating agency conditions, adversely affect in any material respect the interests of any securityholder.

Events of Default Under the Indenture

Events of default under an indenture (each, an “indenture default”) will generally consist, unless otherwise specified, of:

•	a default in the payment of current interest in respect of any class of Notes when the same becomes due and payable, and the continuance of such default for a period of thirty (30) days; or

•	a default in the payment of the entire class principal balance of any Note on the applicable maturity date; or

•	either the issuing entity or the pool of collateral becomes an “investment company” required to be registered under the Investment Company Act of 1940, as amended; or

•
default in the observance or performance of any covenant or agreement of the issuing entity made in the indenture, or any representation or warranty of the issuing entity in the agreements or in any certificate or other writing delivered pursuant hereto or in connection herewith proves to have been incorrect in any material respect as of the time it was made, and such default continues or is not cured, or the circumstance or condition in respect of which such representation or warranty was incorrect is not eliminated or otherwise cured, for a period of 60 days after written notice is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of at least 25% of the outstanding amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

•	the receipt of notice from the holder of a certificate issued by the issuing entity, to the indenture trustee of such holder’s failure to qualify as a REIT or a qualified REIT subsidiary; or

•	a transfer of a certificate issued by the issuing entity that causes such certificate not to be beneficially owned (directly or indirectly through qualified REIT subsidiaries) by the same REIT.

•	certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

If an indenture default occurs and is continuing, the indenture trustee may, and shall at the written direction of holders of a majority by percentage interest of the highest priority class notes then outstanding may declare all the Notes to be immediately due and payable, by a notice in writing to the issuing entity, and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. The “highest priority class notes” is the class of Notes then outstanding that has the highest priority of payment of interest.

If the Notes are declared immediately due and payable following an indenture default, the indenture trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the mortgage assets and other assets of the trust pledged to secure the Notes, or elect to have the trust maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the indenture trustee may not sell or otherwise liquidate the collateral following an indenture default, unless (A) the holders of at least 66 2/3% of the outstanding amount of the highest priority class notes consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal and interest or (C) the indenture trustee determines that the collateral will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of at least 66 2/3% of the outstanding amount of the highest priority class notes.

If the collateral securing the Notes is sold following an indenture default, proceeds of such sale will be applied in the order of priority provided in the indenture. In such event, holders of any classes of certificates issued pursuant to the related trust agreement will not receive any distributions of interest until all Notes remaining outstanding have been repaid in full.

If an indenture default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the Notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

Except as described above in the case of an indenture default, no holder of a Note will have the right to institute any proceeding with respect to the indenture, unless:

•	such holder previously has given to the indenture trustee written notice of a continuing indenture default;

•
the holders of a majority in outstanding amount of the highest priority class notes have made written request to the indenture trustee to institute such proceeding in its own name as indenture trustee;

•	such holder or holders have offered the indenture trustee reasonable indemnity;

•	the indenture trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding; and

•
no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the holders of a majority in outstanding amount of the highest priority class notes.

Covenants

Each indenture will provide generally that the related trust will not, among other things:

•
except as expressly permitted by the agreements, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the issuing entity, including those included in the collateral, unless directed to do so by the indenture trustee;

•
claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes of the related series (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the collateral;

•
engage in any business or activity other than as permitted by the agreements or other than in connection with, or relating to, the issuance of Notes pursuant to the indenture, or take any action under the trust agreement that requires prior written consent of the Noteholders without such consent;

•	issue debt obligations under any other indenture;

•
incur or assume any indebtedness or guarantee any indebtedness of any person, except for such indebtedness as may be incurred by the Issuer in connection with the issuance of the Notes pursuant to the indenture;

•	dissolve or liquidate in whole or in part or merge or consolidate with any other person;

•
(A) permit the validity or effectiveness of the indenture to be impaired, or permit the lien of the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the Notes under the indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of the indenture) to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof or any interest therein or the proceeds thereof (other than any junior liens or tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on any of the mortgaged properties and arising solely as a result of an action or omission of the related borrowers), or (C) permit the lien of the indenture not to constitute a valid first priority (other than with respect to any such tax, mechanic’s or other lien) security interest in the collateral;

•	remove the administrator without cause unless the rating agency condition shall have been satisfied in connection with such removal; or

•	take any other action that may cause the trust to be taxable as an association, a publicly traded partnership or a taxable mortgage pool pursuant to the Code.

In addition, the indenture trustee and the noteholders, by accepting the notes, will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

None of the indenture trustee, the owner trustee, the master servicer or any securities or trust administrator in their respective individual capacities, any holder of a certificate representing an ownership interest in the trust or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the trust contained in any indenture.

Annual Compliance Statement

With respect to each series of securities that constitute Notes, each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the applicable indenture. To the extent required under the Trust Indenture Act, the indenture trustee for each applicable trust will be required to send to all related Noteholders annually a brief report as to its eligibility and qualification to continue as indenture trustee under the related indenture; any amounts advanced by it under the indenture; the amount, interest rate and maturity date of specified indebtedness owing by the trust to the applicable indenture trustee in its individual capacity; the property and funds physically held by the indenture trustee; and any action taken by the indenture trustee that materially affects the related Notes and that has not been previously reported.

Indenture Trustee’s Annual Report

To the extent required under the Trust Indenture Act, the indenture trustee for each applicable trust will be required to send to all related Noteholders annually a brief report as to its eligibility and qualification to continue as indenture trustee under the related indenture; any amounts advanced by it under the indenture; the amount, interest rate and maturity date of specified indebtedness owing by the trust to the applicable indenture trustee in its individual capacity; the property and funds physically held by the indenture trustee; and any action taken by the indenture trustee that materially affects the related Notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the indenture trustee for cancellation of all of those Notes or, with specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment of all of the Notes.

Redemption.

The Notes are subject to redemption under the circumstances described in the related prospectus supplement.

The indenture will be discharged upon the delivery to the note registrar for cancellation of all Notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the Notes. Upon the payment in full of all outstanding Notes and the discharge of the indenture, the owner trustee will succeed to all the rights of the indenture trustee, the master servicer and the securities or trust administrator, if any, and the holder of the ownership certificate issued pursuant to the trust agreement will succeed to all the rights of the securityholders pursuant to the sale and servicing agreement.

The Indenture Trustee

In the case of Notes issued pursuant to an indenture and unless otherwise specified in the related prospectus supplement, the following will be applicable to an indenture trustee in connection with an indenture.

Duties of the Indenture Trustee

If no indenture default has occurred, the indenture trustee will be required to perform only those duties specifically required of it under the indenture and the sale and servicing agreement. An administrator may perform on behalf of the indenture trustee certain administrative functions required under the indenture and the sale and servicing agreement.

Upon receipt of the various certificates, statements and opinions required to be furnished to it, the indenture trustee will be required to examine them to determine whether they are in the form required by the indenture; however, the indenture trustee will not be responsible for the accuracy or content of any certificates, statements or opinions furnished to it by the issuing entity, the depositor, a securities administrator, if any, the master servicer or any other party and, in the absence of bad faith on its part, may conclusively rely on such certificates, statements and opinions.

The indenture trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the indenture trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an indenture default, and the indenture trustee will not be deemed to have notice of any indenture default unless an officer of the indenture trustee has actual knowledge of the indenture default or written notice of an indenture default is received by the indenture trustee at its corporate trust office. See “— The Indenture — Events of Default under the Indenture” above. The indenture trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Indenture, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Expenses and Indemnities of the Indenture Trustee.

The indenture trustee will be entitled to reimbursement of all reasonable expenses incurred by it and any disbursements or advances made by it in accordance with the indenture or the sale and servicing agreement, except for expenses incurred or any disbursements and advances made by it in the routine administration of its duties under the indenture and the sale and servicing agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The indenture trustee will also be entitled to indemnification from the trust for any claim, loss, liability or expense, including reasonable attorneys’ fees, incurred by it in connection with the administration of the trust and the performance of its duties under the indenture, the sale and servicing agreement or any other document or agreement to which the indenture trustee is a party.

The indenture trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from amounts allocable to interest and principal on the mortgage loans, prior to payment of any amounts to securityholders.

Resignation or Removal of Indenture Trustee.

The indenture trustee may resign at any time, in which event the issuing entity will appoint a successor indenture trustee that satisfies the eligibility requirements provided in the indenture. The indenture trustee may also be removed at any time by the issuing entity if (a) the indenture trustee ceases to be eligible to continue to act as indenture trustee under the indenture; (b) the indenture trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the indenture trustee or its property; or (d) the indenture trustee otherwise becomes incapable of acting. If the indenture trustee is removed the issuing entity will promptly appoint a successor indenture trustee. If a successor indenture trustee does not take office within 60 days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuing entity or the holders of a majority of the aggregate class principal amount of the outstanding Notes may petition any court of competent jurisdiction for appointment of a successor indenture trustee.

Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee, whereupon the successor indenture trustee will mail notice of its succession to all securityholders. The predecessor indenture trustee will be required to transfer all property held by it as indenture trustee to the successor indenture trustee.

Any fees and expenses owed to the retiring indenture trustee in connection with such resignation or removal will be paid as described in the related prospectus supplement.

The Trust Agreement

General.

Each trust that is an obligor on Notes issued under an indenture will be organized pursuant to a trust agreement as a statutory trust or a common law trust, as specified in the applicable prospectus supplement, for the limited purposes of, generally:

•	issuing Notes pursuant to an indenture and to conducting an offering of the Notes;

•	issuing certificates pursuant to a trust agreement and conducting an offering or a private placement of the certificates;

•
acquiring mortgage assets and other property from the depositor and, pursuant to an indenture, pledging the mortgage assets to the indenture trustee as security for the trust’s obligations under the Notes;

•
entering into and performing its obligations under the sale and servicing agreement or other applicable agreement, the trust agreement, the indenture, the servicing agreements, the sale agreement, the custodial agreement the administration agreement and any other applicable agreements;

•	entering into any applicable interest rate cap or swap agreements;

•	such other purposes as are described in the applicable prospectus supplement;

•	engaging in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

•	engaging in such other activities as may be appropriate in connection with conservation of the trust estate and the making of payments to securityholders.

Under the terms of the related trust agreement, each trust will be prohibited from, among other things, incurring any debt other than as contemplated by the indenture, the sale and servicing agreement and related documents.

Duties of the Owner Trustee.

The owner trustee will be required to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of the trust agreement and any other document or agreement to which the issuing entity or the owner trustee is a party and will administer the trust in the interest of the holder of the ownership certificate issued pursuant to the trust agreement, in accordance with the provisions of the trust agreement. If provided in the related prospectus supplement, a securities or trust administrator, the trustee and the depositor may perform on behalf of the owner trustee and the trust certain administrative functions required under the trust agreement, the indenture and the sale and servicing agreement.

The owner trustee, in its individual capacity, may be held liable for its own willful misconduct, gross negligence or bad faith in performing its duties as owner trustee; provided, however, that the owner trustee, in its individual capacity, will not be liable for any error of judgment made in good faith by an officer of the owner trustee or with respect to any action taken or omitted to be taken by the owner trustee in accordance with the instructions of the holder of the ownership certificate. The owner trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of the owner trustee’s duties under the trust agreement or any other document or agreement to which the issuing entity or the owner trustee is a party, or in the exercise of any of the owner trustee’s rights or powers, if the owner trustee has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured or provided to it.

Expenses and Indemnities of the Owner Trustee.

The owner trustee will be entitled to reimbursement of all reasonable expenses incurred by it in accordance with the trust agreement. Such reimbursement will be paid from amounts allocable to interest and principal on the mortgage loans, prior to payment of any amounts to securityholders. The owner trustee will also be entitled to indemnification from the trust for any claim, loss, liability or expense incurred by it in connection with the administration of the trust and the performance of its duties under the trust agreement or any other document or agreement to which the issuing entity or the owner trustee is a party, except to the extent that any such claim, loss, liability or expense arises out of or results from the owner trustee’s own willful misconduct, fraud or gross negligence or results from any of the other circumstances that are specified in the trust agreement. Any amounts payable in connection with such indemnification will be paid from the certificate distribution account prior to payment of any amounts distributable to the ownership certificate under the sale and servicing agreement.

Resignation or Removal of Owner Trustee.

The owner trustee may, upon 30 days’ advance written notice to the depositor and the trustee, resign at any time, in which event the depositor will appoint a successor owner trustee that satisfies the eligibility requirements provided in the trust agreement. The owner trustee may also be removed at any time by the depositor if (a) the owner trustee ceases to be eligible to continue to act as owner trustee under the trust agreement, (b) the owner trustee is legally unable to act or is adjudged bankrupt or insolvent or (c) a receiver or other public officer takes charge of the owner trustee or its property. If the owner trustee is removed the depositor will promptly appoint a successor owner trustee. If a successor owner trustee does not take office within 30 days after the retiring owner trustee resigns or is removed, the retiring owner trustee may petition any court of competent jurisdiction for appointment of a successor owner trustee.

Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee, whereupon the trustee will provide notice (or cause notice to be provided) of such resignation and appointment to the holder of the ownership certificate, the securityholders and the rating agencies.

Any fees and expenses owed to the retiring owner trustee in connection with such resignation or removal will be paid as described in the related prospectus supplement.

Agents

To the extent specified in the applicable prospectus supplement, an administrator, paying agent or other party may be appointed to perform certain functions that would otherwise be performed by the trustee. Such a party will be entitled to compensation as described in the prospectus supplement. In addition, the pooling and servicing agreement or indenture will provide that the trustee may appoint agents to perform certain functions from time to time.

Reports to Securityholders

Concurrently with each distribution on the Securities of any series, there will be made available to the holders of the Securities, either by posting on a website or by other means specified in the related prospectus supplement, a statement generally setting forth, to the extent applicable to the series, among other things:

•	any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period;

•	the amount of cashflows received and the sources thereof for distributions, fees and expenses;

•
the amount of fees and expenses accrued and paid, the purpose of such fees and expenses and the identification of each payee, including the amount of fees paid to the trustee, the custodian, the master servicer, any securities or trust administrator, the servicers and any subservicers for such distribution date;

•	the aggregate amount of the distribution allocable to each class of Securities;

•	the aggregate amount of the distribution allocable to principal, separately identifying the amount allocable to each class of Securities;

•	the aggregate amount of the distribution allocable to interest, separately identifying the amount allocable to each class of Securities,

•	the aggregate principal balance (or notional balance) of each class of Securities after giving effect to distributions on the related distribution date,

•	if applicable, the amount otherwise distributable to any class of Securities that was distributed to any other class of Securities,

•	if any class of Securities has priority in the right to receive principal prepayments, the amount of principal prepayments in respect of the related mortgage assets,

•	if applicable, the level of LIBOR and the interest rates applicable to any LIBOR securities;

•
the amount, terms and general purpose of any monthly advances for such distribution date, including the general use of funds advanced and the general source of funds for reimbursements, and the amount of any outstanding monthly advances remaining after such distribution date;

•	the purchase price deposited into the collection account with respect to any mortgage asset;

•
the total number of mortgage loans and the aggregate principal balances thereof, together with the number and aggregate principal balances of mortgage loans (a) 30-59 days delinquent, (b) 60-89 days delinquent and (c) 90 or more days delinquent;

•
the number and aggregate principal balance of mortgage loans in foreclosure proceedings (and whether any such mortgage loans are also included in any of the statistics described in the preceding clause);

•
with respect to any Subsequent Asset, if applicable, the number and aggregate scheduled principal balance of any such mortgage loan included in the trust on such distribution date and the amounts of any funds on deposit in the pre-funding account;

•	the pool balance as of such distribution;

•	any applied loss amount for any class of securities;

•	the amount of any basis risk shortfall with respect to any class of securities;

•	the amount of excess cash flow or excess spread and the disposition of such excess cash flow or excess spread;

•	the overcollateralization amount for such distribution date;

•
the amount of any shortfalls in distributions of interest with respect to each class of securities on such distribution date and the cumulative amount of any unreimbursed shortfalls in distributions of interest from prior distribution dates;

•	any amounts drawn on any credit enhancement or other support, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable;

•	delinquency and loss information for the distribution period with respect to the mortgage assets in the pool;

•	the number of properties and the unpaid principal balance with respect to each property relating to defaulted mortgage loans in the trust;

•	the beginning and ending balances of the distribution account, reserve account or other transaction account and any material account activity during the related period;

•	any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time;

•	information with respect to material breaches of pool asset representations or warranties or transaction covenants;

•	information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met;

•	information regarding any changes to the mortgage assets in the pool, including any additions or removals in connection with a pre-funding, repurchases or substitutions;

•	the amounts on deposit in any pre-funding account;

•
information regarding any material changes in the solicitation, credit granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select additional mortgage assets acquired during a pre-funding or revolving period or in connection with a substitution; and

•	such other information as is required under the applicable agreement.

Customary information considered necessary for securityholders to prepare their tax returns will be furnished annually.

The trustee may, at its option, distribute or cause to be distributed monthly statements to securityholders by first class mail or by making such statement available via an Internet website, provided that access to such website is limited as provided in the pooling and servicing agreement. In the event that an Internet website is used, securityholders will be entitled to receive paper copies of monthly statements by mail if they so request.

MATERIAL LEGAL ASPECTS OF MORTGAGE LOANS

General

The following discussion contains summaries of the material legal aspects of mortgage loans that are general in nature. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated.

The Mortgage Loans

Single Family Loans, Multi-Family Loans, Conventional Home Improvement Loans, Title I Loans and Home Equity Lines of Credit. The single family loans, multi-family loans, conventional home improvement loans, Title I Loans and home equity lines of credit generally will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the related mortgaged premises are located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to liens for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on any order of recording with a state or county office. There are two parties to a mortgage: the borrower, who is the borrower and owner of the mortgaged premises, and the mortgagee, who is the lender. The borrower delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower and homeowner, similar to the borrower; the beneficiary, who is the lender, similar to a mortgagee; and the trustee, who is a third-party grantee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds that indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficia

Condominiums. Particular mortgage loans may be loans secured by condominium units. The condominium building may include one or more multi-unit buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building, other than the individual condominium units, and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

Cooperative Loans. Particular mortgage loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or leases the land generally by a long-term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage or make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of, in the case of a trust including cooperative loans, the collateral securing the cooperative loans.

A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific apartments or units. In general, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of the cooperative shares.

Foreclosure

Single Family Loans, Multi-Family Loans, Conventional Home Improvement Loans, Title I Loans and Home Equity Lines of Credit. Foreclosure of a mortgage is generally accomplished by judicial action. A foreclosure action generally is initiated by the service of legal pleadings upon the borrower and any party having a subordinate interest in the real estate including any holder of a junior encumbrance on the real estate. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the mortgaged premises. In some states, mortgages may also be foreclosed by advertisement, under a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the mortgaged premises to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other party having a subordinate interest in the real estate, including any holder of a junior encumbrance on the real estate. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. When the beneficiary’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. In general, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage or deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the referee confers absolute legal title to the real property to the purchaser, free of all junior mortgages and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made, with the exception of some governmental liens and any redemption rights that may be granted to borrowers under applicable state law. The purchaser’s title is, however, subject to all senior liens, encumbrances and mortgages. Thus, if the mortgage or deed of trust being foreclosed is a junior mortgage or deed of trust, the referee or trustee will convey title to the property to the purchaser, subject to the underlying first mortgage or deed of trust and any other prior liens or claims. A foreclosure under a junior mortgage or deed of trust generally will have no effect on any senior mortgage or deed of trust, except that it may trigger the right of a senior mortgagee or beneficiary to accelerate its indebtedness under a due-on-sale clause or due on further encumbrance clause contained in the senior mortgage.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale. Nevertheless, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the mortgaged premises may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the mortgaged premises at the foreclosure sale. Rather, it is common for the lender to purchase the mortgaged premises from the receiver or trustee for an amount which may be as great as the unpaid principal balance of the mortgage note, accrued and unpaid interest thereon and the expenses of foreclosure. Subsequently, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the mortgaged premises suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the mortgaged premises. Depending upon market conditions, the ultimate proceeds of the sale of the mortgaged premises may not equal the lender’s investment therein. Any loss may be reduced by the receipt of insurance proceeds. Mortgaged premises that are acquired through foreclosure must be sold by the trustee within two years of the date on which it is acquired in order to satisfy certain federal income tax requirements applicable to REMICs. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust that authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states, a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property before the non judicial sale takes place.

Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower’s defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s charter documents, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that, in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a commercially reasonable manner. Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s rights to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Junior Mortgage Loans; Rights of Senior Mortgagees

Some of the mortgage loans included in a trust may be secured by mortgages or deeds of trust that are junior to other mortgages or deeds of trust. The rights of the trustee, and therefore the securityholders, as mortgagee under a junior mortgage or beneficiary under a junior deed of trust are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, thereby extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. In order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors.

The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee or beneficiary the right under some circumstances both to receive all proceeds collected under any standard hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust in any order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under any underlying senior mortgage may have the right to collect any insurance proceeds payable under a standard hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the indebtedness of a junior mortgage or trust deed.

A common form of mortgage or deed of trust used by institutional lenders typically contains a future advance clause which provides, in essence, that additional amounts advanced to or on behalf of the borrower or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While a future advance clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an obligatory or optional advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially loaned under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts, and, in some jurisdictions, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to the intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in many other states, on state statutes giving priority to all advances made under the loan agreement at a credit limit amount stated in the recorded mortgage.

Other provisions sometimes included in the form of the mortgage or deed of trust used by institutional lenders obligate the borrower or trustor to pay, before delinquency, all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the borrower or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the borrower or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

Right of Redemption

In some states, after foreclosure of a mortgage or sale pursuant to a deed of trust, the borrower and certain foreclosed junior lienholders are given a statutory period in which to redeem the mortgaged premises from the foreclosure sale. Depending upon state law, the right of redemption may apply to sale following judicial foreclosure or to sale pursuant to a nonjudicial power of sale. In some states, statutory redemption may occur only upon payment of the foreclosure purchase price, accrued interest and taxes and certain of the costs and expenses incurred in enforcing the obligation. In some states, the right to redeem is a statutory right and in others it is a contractual right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed mortgaged premises while the right of redemption is outstanding. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. The practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

Some states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. Currently, the general practice of the servicer or master servicer is not to seek deficiency judgments against defaulting borrowers, even where such legal prohibitions are not in force.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, if a borrower is in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the mortgaged premises without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the mortgaged premises is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged premises as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any of these proceedings under the federal Bankruptcy Code, including, but not limited to, any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of Securities and possible reductions in the aggregate amount of the payments. Some states also have homestead exemption laws that would protect a principal residence from a liquidation in bankruptcy.

Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of single family loans and cooperative loans. These laws include, in addition to state laws, the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of mortgage loans. In some instances, any violations of these laws and regulations by the originator of a loan could cause loans to be unenforceable, or give the borrower the right to rescind or cancel the loan transaction. Any loan affected by violations of law would have a significantly increased risk of default or prepayment.

Generally, Article 9 of the Uniform Commercial Code governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the Uniform Commercial Code to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Servicemembers Civil Relief Act

Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

•
are entitled to have interest rates reduced and capped at 6% per annum on obligations, including mortgage loans, incurred prior to the commencement of military service for the duration of military service,

•	may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on obligations incurred before the commencement of military service, and

•
may have the maturity of obligations incurred before the commencement of military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

If a borrower’s obligation to repay amounts otherwise due on a mortgage loan included in the trust for a series is relieved pursuant to the Servicemembers Civil Relief Act, neither the servicer, the master servicer nor the trustee will be required to advance the amounts, and any loss in respect of those amounts may reduce the amounts available to be paid to the holders of the Securities of the series. Unless otherwise specified in the prospectus supplement for a series of Certificates, any shortfalls in interest collections on mortgage loans included in the trust for the series resulting from application of the Servicemembers Civil Relief Act will be allocated to each class of Certificates of the series that is entitled to receive interest in respect of the mortgage loans in proportion to the interest that each class of Certificates would have otherwise been entitled to receive in respect of the mortgage loans had the interest shortfall not occurred. In the case of a series of Notes, such shortfalls will not be allocated among the Notes of such services.

Environmental Considerations

Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties, including liability under federal, state and local environmental laws, regulations and ordinances concerning hazardous waste, hazardous substances, petroleum, underground and aboveground storage tanks, solid waste, lead and copper in drinking water, asbestos, lead-based paint and other materials under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended. A secured party which participates in management of a facility, participates in the management of the owner of a facility, takes a deed in lieu of foreclosure or purchases a mortgaged premises at a foreclosure sale may become liable in some circumstances for the costs of a remedial action if hazardous substances have been released or disposed of on the property. These cleanup costs may be substantial. The U.S. Environmental Protection Agency has established a Policy Towards Owners of Residential Property at Superfund Sites (July 3, 1991), which provides that the EPA will not proceed against owners of residential property contaminated with hazardous substances under certain circumstances. Similarly, the EPA and the Department of Justice have adopted a policy not to proceed against lenders that are acting primarily to protect a security interest at the inception of a loan, during a workout, in foreclosure or after foreclosure or the taking of a deed in lieu of foreclosure. Policy on CERCLA Enforcement Against Lenders and Government

Entities that Acquire Property Involuntarily (September 22, 1995). These policies are not binding on the EPA, a state or third parties who may have a cause of action under CERCLA, however, and are subject to limitations and conditions.

The Asset Conservation Act of 1996 was intended to clarify the scope of the secured creditor exemption under both CERCLA and other legislation. The Asset Conservation Act more explicitly defined the kinds of participation in management that would trigger liability under CERCLA an specified the activities that would not constitute participation in management or otherwise result in a forfeiture of the secured creditor exemption before foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the secured creditor exemption for purposes of other legislation, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

Many state or local laws, regulations or ordinances may also require owners or operators of property, which may include a lender in certain circumstances, to incur cleanup costs if hazardous substances, hazardous wastes, petroleum or solid waste are released or otherwise exist on the property. It is possible that cleanup costs under CERCLA or other federal, state or local laws, regulations or ordinances could become a liability of a trust and reduce the amounts otherwise distributable to the securityholders if a mortgaged premises securing a mortgage loan becomes the property of the trust in certain circumstances and if the cleanup costs were incurred. Moreover, some states or localities by statute or ordinance impose a lien for any cleanup costs incurred by the state or locality on the property that is the subject of such cleanup costs. Some liens take priority over all other prior recorded liens, and others take the same priority as taxes in the jurisdiction. In both instances, the lien of the states or localities would take priority over the security interest of the trustee in a mortgaged premises in the jurisdiction in question.

It is possible that no environmental assessment or a very limited environmental assessment of the mortgaged premises was conducted and no representations or warranties are made by the depositor or the related seller to the trustee or securityholders as to the absence or effect of adverse environmental conditions on any of the mortgaged premises. In addition, the servicers have not made any representations or warranties or assumed any liability with respect to the absence or effect of adverse environmental conditions on any mortgaged premises or any casualty resulting from the presence or effect of adverse environmental conditions, and any loss or liability resulting from the presence or effect of the adverse environmental conditions will reduce the amounts otherwise available to pay to the holders of the Securities.

Under the agreement, the servicer will not foreclose on any property that it knows is materially contaminated with or affected by hazardous wastes or hazardous substances. For purposes of environmental matters, the concept of knowledge of the servicer or master servicer may be limited to the actual knowledge of the servicer’s managers directly responsible for servicing the related mortgage loan. If a servicer does not foreclose on mortgaged premises, the amounts otherwise available to pay the holders of the Securities may be reduced. A servicer will not be liable to the holders of the Securities if it fails to foreclose on mortgaged premises that it reasonably believes may be so contaminated or affected, even if the mortgaged premises are, in fact, not so contaminated or affected. In addition, a servicer will not be liable to the holders of the Securities if, based on its reasonable belief that no contamination or effect exists, the servicer forecloses on mortgaged premises and takes title to the mortgaged premises and thereafter the mortgaged premises are determined to be so contaminated or affected.

Due-on-Sale Clauses

The forms of mortgage note, mortgage and deed of trust relating to conventional mortgage loans may contain a due-on-sale clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the mortgaged premises. The Garn-St Germain Depository Institutions Act of 1982 preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans, which loans include conventional mortgage loans, made after the effective date of the Garn-St Germain Depository Institutions Act of 1982 are enforceable within limitations as set forth in the Act and the regulations promulgated under the Act.

By virtue of the Garn-St Germain Depository Institutions Act, a mortgage lender generally may accelerate any conventional mortgage loan that contains a due-on-sale clause upon transfer of an interest in the mortgaged premises. With respect to any mortgage loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including:

•	the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase,

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a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or one or more children become owners of the mortgaged premises, in each case where the transferee(s) will occupy the mortgaged premises,

•	a transfer resulting from a decree of dissolution of marriage, legal separation agreement or an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged premises,

•
the creation of a lien or other encumbrance subordinate to the lender’s security instrument which does not relate to a transfer of rights of occupancy in the mortgaged premises, provided that the lien or encumbrance is not created under contract for deed,

•	a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and

•	other transfers as set forth in the Garn-St Germain Depository Institutions Act and the regulations thereunder.

As a result, a lesser number of mortgage loans that contain due-on-sale clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Act on the average lives and delinquency rates of the mortgage loans, however, cannot be predicted.

Enforceability of Late Fees and Prepayment Fees

The forms of mortgage note, mortgage and deed of trust used by the servicers may contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees, to the extent permitted by law and not waived by the servicers, unless otherwise specified in a prospectus supplement, will generally be retained by the related servicer as additional servicing compensation.

Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the security instrument is not monetary, such as the borrower failing to adequately maintain the mortgaged premises or the borrower executing a second mortgage or deed of trust affecting the mortgaged premises. In other cases, courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust receive notices in addition to the statutorily prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Consumer Protection Laws

Because the mortgage loans are originated nationwide, the originators must comply with the laws and regulations, as well as judicial and administrative decisions, of all relevant jurisdictions, as well as an extensive body of federal laws and regulations. Violation of these laws could cause loans to be unenforceable, or give the borrower the right to rescind or cancel the loan transaction. The volume of new or modified laws and regulations has increased in recent years, and, in addition, individual cities and counties have begun to enact laws that restrict loan origination activities, and in some cases loan servicing activities, in those cities and countries. The laws and regulations of each of these jurisdictions are different, complex and, in some cases, may be in direct conflict with each other. Failure by the originator or servicer to comply with these laws can in some circumstances give rise to legal defenses to loan enforceability, loss of state licenses or other approved servicer status; class action lawsuits; or administrative enforcement actions that may delay or otherwise materially and adversely affect the servicer’s ability to collect or enforce mortgage loans.

USE OF PROCEEDS

Substantially all the net proceeds from the sale of the Securities of each series will be applied by the depositor to purchase the mortgage assets assigned to the trust underlying the series and to fund any pre-funding account.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee Nelson LLP, special counsel to the depositor. This discussion is based on authorities that are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as “capital assets” within the meaning of Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership, and disposition of securities. We recommend that you consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership, and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

In this discussion, when we use the term:

•	“Security Owner,” we mean any person holding a beneficial ownership interest in a security;

•	“Code,” we mean the Internal Revenue Code of 1986, as amended;

•	“IRS,” we mean the Internal Revenue Service;

•
“AFR,” we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

•	“Foreign Person,” we mean any person other than a U.S. Person; and

•
“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons

Types of Securities

This discussion addresses the following three types of securities:

•	REMIC securities,

•	notes issued by a trust, including a trust for which a REIT election has been made; and

•	trust certificates issued by trusts for which a REMIC election is not made.

The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under “-Special Tax Attributes” and “-Backup Withholding” below address all types of securities.

REMIC Securities Generally. With respect to each series of REMIC securities, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust will comprise one or more “REMICs” within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be “regular interests” or “residual interests” in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC securities will identify the regular interests and residual interest in the REMIC.

A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. We refer to a REMIC security representing a regular interest in a REMIC as a “REMIC regular certificate.” REMIC regular certificates generally will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under “—Taxation of Securities Treated as Debt Instruments” below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

We refer to a REMIC security representing a residual interest in a REMIC as a “REMIC residual certificate” and the owner of a beneficial interest in a REMIC residual certificate as a “Residual Owner.” The tax treatment of REMIC residual certificates is discussed under “-REMIC Residual Certificates” below.

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a “prohibited transaction” means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC securities. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate. We do not anticipate that any REMIC in which we will offer securities will engage in any such transactions or receive any such income.

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the securities issued by the entity may not be accorded the status described under “— Special Tax Attributes” below. In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an “outside reserve fund”). The outside reserve fund typically would be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

Issuance of Notes Generally. For each issuance of notes by a trust (which does not make a REMIC election), McKee Nelson LLP will deliver its opinion that, assuming compliance with the deposit trust agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes. No regulations, published rulings, or judicial decisions may exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under “— Taxation of Securities Treated as Debt Instruments” below. If, contrary to the opinion of McKee Nelson LLP, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under “— Taxation of Securities Treated as Debt Instruments.”

With respect to certain trusts that issue notes, an election may be made to treat the trust as a “real estate investment trust” within the meaning of Section 856(a) of the Code (a “REIT“). In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

Classification of Trust Certificates Generally. With respect to each series of trust certificates for which no REMIC election is made, McKee Nelson LLP will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a “Grantor Trust” and to the certificates issued by the trust as “Grantor Trust Certificates”); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as “Partner Certificates”). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such certificates, to treat the trust and the related certificates consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see “—Grantor Trust Certificates” below, and for a discussion of the tax treatment of Partner Certificates, see “Partner Certificates” below.

Taxation of Securities Treated as Debt Instruments

When we refer to “Debt Securities” in the discussion that follows, we mean (i) REMIC regular certificates and (ii) notes issued by a trust that does not make a REMIC election. This discussion is based in part on the regulations applicable to original issue discount (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Prospective investors are encouraged to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount (“OID”) with respect to Debt Securities.

Interest Income and OID. Debt Securities may be treated as having been issued with OID. A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by a beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate (“Qualified Stated Interest”). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal amount (a “super-premium class”).

To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner’s method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security’s stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust’s assets.

For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust’s assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust’s assets actually will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security. However, such a loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Debt Securities that are interest-only classes or super-premium classes, because they can have negative yields if the underlying loans held by the trust prepay more quickly than anticipated.

Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called “teaser” interest rate or an initial interest holiday that is treated as Qualified Stated Interest under the OID Regulations, will be included in income as each payment of stated principal is made, based on the product of (i) the total amount of the de minimis OID and (ii) a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the stated principal amount of the Debt Security.

Variable Rate Securities. Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under “—Interest Income and OID” above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Acquisition Premium. If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security’s stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

Market Discount. If a purchaser acquires a Debt Security at a discount from its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a “market discount bond”). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See “—Interest Income and OID” above.

Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium. A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

Non-Pro Rata Securities. A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a “non-pro rata security”). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are encouraged to consult their tax advisors as to this treatment.

Election to Treat All Interest as OID. The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a “constant yield election”). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner’s acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

Treatment of Losses. Security Owners that own REMIC regular certificates, or in the case of Debt Securities for which a REMIC election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust’s assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security’s partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security’s complete worthlessness. Security Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

Sale or Other Disposition. If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner’s cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security’s stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner’s income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner’s income.

Foreign Persons. Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered “portfolio interest” and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the “withholding agent”) with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Information Reporting. Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under “— Market Discount” above.

Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC Residual Certificates

If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under “ - Basis Rules and Distributions” below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no securities of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss.

Taxable Income or Net Loss of the REMIC. Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, “— Pass Through of Certain Expenses” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

Pass Through of Certain Expenses. A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code. See “— Grantor Trust Certificates - Trust Expenses” below for a discussion of the limitations of Sections 67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

Excess Inclusions. Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC’s taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

For Residual Owners, an excess inclusion may not be offset by deductions, losses, or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner’s excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner’s excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Taxable Income May Exceed Distributions. In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

Taxable income also may be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under “—Excess Inclusions” above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC securities, may have a significant adverse effect upon a Residual Owner’s after-tax rate of return.

Basis Rules and Distributions. A Residual Owner’s adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner’s adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner’s adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner’s adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See “— Sales of REMIC Residual Certificates” below.

A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner’s adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See “— Sales of REMIC Residual Certificates.”

Sales of REMIC Residual Certificates. If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

Inducement Fees. The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.

Disqualified Organizations. If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see “—Taxation of Securities Treated as Debt Instruments - Interest Income and OID,” for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the pooling and servicing agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The pooling and servicing agreement for each series of REMIC securities will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass-through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a “pass-through entity” means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person shall, with respect to such interest, be treated as a pass-through entity. Moreover, in the case of any “electing large partnership,” within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. Finally, an exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

Noneconomic REMIC Residual Certificates. A transfer of a “noneconomic” REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See “-Taxation of Securities Treated as Debt Instruments - Interest Income and OID,” for a discussion concerning prepayment assumptions.

All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

Treasury regulations provide a safe harbor for transfers of REMIC residual certificates and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

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the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due,

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the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due,

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the transferee must represent that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and

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either (i) the amount received by the transferee must be no less on a present value basis than the present value of the net tax detriment attributable to holding the REMIC residual certificate reduced by the present value of the projected payments to be received on the REMIC residual certificate or (ii) the transfer must be to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the REMIC residual certificate will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The safe harbor rules contain additional detail regarding their application, and you should consult your own tax advisor regarding the application of the safe harbor rules before acquiring a REMIC residual certificate.

Restrictions on Transfers of Residual Certificates to Foreign Persons. Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The pooling and servicing agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

Foreign Persons. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as “portfolio interest,” subject to the conditions described in “--Taxation of Securities Treated as Debt Instruments - Foreign Persons” above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in “registered form” within the meaning of Section 163 (f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “—Excess Inclusions” above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of) under rules similar to withholding upon disposition of Debt Securities that have OID. See “--Restrictions on Transfers of Residual Certificates to Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential.” Potential investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

Administrative Provisions. The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC’s returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC’s residual interest. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC’s return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see “--Pass Through of Certain Expenses” above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC’s assets meeting the qualified asset tests described under “—Special Tax Attributes—REMIC Securities” below.

Mark-to-Market Rules. Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

Grantor Trust Certificates

For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: “Standard Certificates” and “Stripped Certificates.” Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

Classification of Stripped Certificates. There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates. Second, if the related seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

Taxation of Stripped Certificates. Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the “Stripped Bond Rules”). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments.

Generally, if a taxpayer acquires an interest in “stripped coupons” or “stripped bonds,” the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under “--Taxation of Securities Treated as Debt Instruments” above.

Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under “—Taxation of Securities Treated as Debt Instruments - Interest Income and OID,” and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under “—Taxation of Securities Treated as Debt Instruments - Information Reporting.” Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Certificates, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under “-Taxation of Standard Certificates” below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner’s recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner’s Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under “—Trust Expenses” below, subject to the limitation described therein.

Purchase of More Than One Class of Stripped Certificates. When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Taxation of Standard Certificates. For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner’s method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust’s assets. Those losses would be deductible generally only as described under “-- Taxation of Securities Treated as Debt Instruments -- Treatment of Losses” above.

For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

Trust Expenses. Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust’s expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust’s assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor’s adjusted gross income. In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over a threshold amount, adjusted annually for inflation, and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. This reduction is currently scheduled to be phased-out over a five-year period beginning 2006. As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

Sales of Grantor Trust Certificates. If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner’s adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner’s cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See “— Taxation of Securities Treated as Debt Instruments - Sale or Other Disposition.” Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains

Trust Reporting. Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

Foreign Persons. The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under “—Taxation of Securities Treated as Debt Instruments -Foreign Persons.”

Partner Certificates

If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax. In the discussion that follows, the term “trust” refers to either a trust, or a portion thereof, as the context indicates. Pursuant to the terms of the trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust’s income for the taxable year of the trust that ends with or within the Security Owner’s taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

Security Owner’s Distributive Share. The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under “-- Grantor Trust Certificates - Trust Expenses” above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

Distributions. A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner’s adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner’s basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner’s interest in the trust, the Security Owner’s adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

A Security Owner’s adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

Sale or Exchange of a Partner Certificate. If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner’s adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

Section 708 Terminations. Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are book-entry certificates, the trust most likely will not be able to comply with the termination provisions of Section 708 of the Code due to lack of information concerning the transfer of interests in the trust.

Section 754 Election. If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust’s adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a “securitization partnership.” The applicable prospectus supplement will address whether any partnership in which a Partner Certificate represents an interest will constitute a securitization partnership for this purpose.

Foreign Persons. Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a certificate is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

Information Reporting. Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner’s allocable share of the trust’s items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish that information statement to the trust.

Administrative Matters. Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner’s returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

REMIC Securities. REMIC securities held by a domestic building and loan association will constitute “regular or residual interests in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC securities in that REMIC will so qualify.

In addition, REMIC securities held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of “real estate assets,” then the portion of the REMIC securities that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC securities will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

REMIC regular certificates also will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMIC within the periods required by the Code.

The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former Section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

For some series of REMIC securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (“Tiered REMICs”) for federal income tax purposes. Solely for purposes of determining whether the REMIC securities will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

As described above, certain securities will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See “Types of Securities - REMIC Securities Generally” above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

Non-REMIC Debt Securities. Debt Securities that are not REMIC regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered “loans secured by an interest in real property” or “qualifying real property loans.” Moreover, such Debt Securities owned by a REIT will not be treated as “real estate assets” nor will interest on the Debt Securities be considered “interest on obligations secured by mortgages on real property.” In addition, such Debt Securities will not be “qualified mortgages” for REMICs.

Grantor Trust Certificates. Standard Certificates held by a domestic building and loan association will constitute “loans secured by interests in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

Partner Certificates. For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the REIT’s capital interest in the issuing entity.

Reportable Transactions

Pursuant to recently enacted legislation, a penalty is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex and include transactions that result in certain losses that exceed threshold amounts. Prospective investors are encouraged to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Backup Withholding

Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

For example, a REMIC or non-REMIC trust may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We recommend that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that is qualified and exempt from taxation under Sections 401 (a) and 501 (a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

Plan Assets

A Plan’s investment in Securities may cause the assets included in a related trust to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”) (the “Plan Asset Regulations”) provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Plans, employee benefit plans not subject to Title I of ERISA or Section 4975 of the Code and entities whose underlying assets include plan assets by reason of a Plan’s investment in the entity) is not “significant,” both as defined in the Plan Asset Regulations. For this purpose, in general, equity participation by benefit plan investors will be “significant” if 25% or more of the value of any class in the entity is held by benefit plan investors, as calculated under such Regulations. Securities which are treated as equity interests for purposes of the Plan Asset Regulations.

Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the assets included in a trust constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a “fiduciary” of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code with respect to the investing Plan. In addition, if the assets included in a trust constitute plan assets, the purchase of Securities by a Party in Interest of the Plan, as well as the operation of the trust, may constitute or involve prohibited transactions under Section 406 of ERISA and Section 4975 of the Code.

The Underwriter Exemptions

The DOL has issued individual exemptions to various underwriters as indicated in the related prospectus supplement (collectively, the “Exemption”) that generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase, sale and holding of Securities underwritten by an underwriter, as defined below, that either (1) represent either a beneficial ownership interest in the assets of an issuer and entitle the holder to payments of principal, interest and/or other payments made with respect to the assets of the issuer or (2) are denominated as a debt instrument and are issued by the issuer, provided that certain conditions set forth in the Exemption are satisfied.

For purposes of this Section “ERISA Considerations,” the term “underwriter” will include (a) the underwriter specified in the related prospectus supplement, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of Securities, or (d) any entity with an Exemption which acts as a placement or selling agent with respect to the Securities.

Among the several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Securities to be eligible for exemptive relief under the Exemption are:

•
The acquisition of Securities by a Plan must be on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	Securities eligible for exemptive relief may only be subordinated to the rights and interests evidenced by the other Securities of the issuing entity if all the mortgage loans are fully-secured;

•
The Securities at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch, Inc. (“Fitch”) (each, a “Rating Agency”);

•	The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

•
The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person’s services under the related agreement and reimbursement of that person’s reasonable expenses in connection therewith;

•	The Plan investing in the Securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended; and

•	For certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the seller.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than five percent of the fair market value of the obligations contained in the trust; (2) the Plan’s investment in each class of Securities does not exceed twenty-five percent of all of the Securities of that class outstanding at the time of the acquisition and (3) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in Securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of Securities in connection with their initial issuance, at least 50% of each class of Securities in which Plans have invested and at least 50% of the aggregate interest in the issuing entity is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An “Excluded Plan” is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuing entity, the related sponsor, each servicer, any obligor with respect to obligations included in the issuing entity constituting more than 5 percent of the aggregate unamortized principal balance of the assets of the issuing entity on the date of the initial issuance of Securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

A fiduciary of a Plan contemplating purchasing a Security must make its own determination that the general conditions set forth above will be satisfied for that Security.

The rating of a Security may change. If the rating of a Security declines below the lowest permitted rating, the Security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Security when the Security had a permitted rating would not be required by the Exemption to dispose of it). However, in such circumstances Certificate (but not Notes) may be eligible for purchase by a Plan investor which is an insurance company general account pursuant to Prohibited Transaction Class Exemption 9560 Sections I and III.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c) (1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” (within the meaning of Section 3(14) of ERISA) or a “disqualified person” (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of Securities.

The Exemption extends exemptive relief to certain mortgage-backed and asset-backed Securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption. Generally, obligations in an investment pool supporting payments to Securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related Securities, may be transferred to the trust within pre-funding period (which must end no later than the later of three months or ninety days after the closing date) instead of being required to be either identified or transferred on or before the closing date.

The Exemption permits interest-rate swaps and yield supplement agreements relating to particular classes of Securities to be assets of a trust if certain conditions are satisfied. An interest-rate swap (or if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust asset if it: (a) is an “eligible Swap;” (b) is with an “eligible counterparty;” (c) is purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap” and (e) permits the trust to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

An “eligible Swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of Securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuing entity terminates or the related class of Securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of Securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Securities and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under Prohibited Transaction Class Exemption 84-14 (“PTCE 84-14”), (b) an “in-house asset manager” under Prohibited Transaction Class Exemption 96-23 (“PTCE 96-23”) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Securities are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of Securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under an agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Securities with a term of more than one year). In the event that the servicer fails to meet these obligations, Plan Securityholders must be notified in the immediately following periodic report which is provided to Securityholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Securities held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the Securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:  (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an Allowable Notional Amount.

Considerations Applicable to Notes

The underwriter, or any holder of Certificates or other equity interest, because of their activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to a Plan. In the event that Plan purchases a Note issued by the trust in such circumstances, without regard to whether the Notes are considered an “equity interest” in, or debt issued by, the trust, the acquisition or holding of such Note by or on behalf of that Plan could be considered to give rise to a direct or an indirect prohibited transaction within the meaning of ERISA and the Code unless one or more statutory, regulatory or administrative exemptions are applicable. These exemptions include the Exemption or Prohibited Transaction Class Exemption (“PTCE”) 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager,” PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain “in-house” asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by such exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

Additional Fiduciary Considerations

The depositor, the master servicer, the servicer, the trustee, or the underwriter may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale of Securities, the purchase of Securities using Plan assets over which any of these parties has investment authority might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code. Accordingly, Securities may not be purchased using the assets of any Plan if any of the depositor, the servicer, the trustee or the underwriter has investment authority for those assets, or is an employer maintaining or contributing to the Plan, unless an applicable prohibited transaction exemption is available to cover such purchase.

Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase Certificates representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption or any other exemption with respect to the Securities offered thereby (or with respect to Certificates only, PTCE 83-1).

Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the application of the Plan Asset Regulations and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

The sale of Securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT MATTERS

If so specified in the prospectus supplement for a series, the Securities of such series will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”), so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, statutory trusts and business entities, including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations, and insurance companies, as well as trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or any state, territory or possession of the United States, including the District of Columbia or Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut off for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in “mortgage related securities,” in most cases by requiring the affected investors to rely solely upon existing state law and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the securities only to the extent provided in such legislation. Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in certain classes of the Securities of a series.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage related securities; and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. Federal credit unions should review National Credit Union Administration (the “NCUA”) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, effective December 2, 1991, which prohibit federal credit unions from investing in some types of mortgage related securities, possibly including specified series or classes of Securities, except under limited circumstances. The OTS has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities and Derivative Activities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any Securities.

If specified in the prospectus supplement for a series, one or more classes of Securities of the series will not constitute “mortgage related securities” for purposes of SMMEA. In this event, persons whose investments are subject to state or federal regulation may not be legally authorized to invest in such classes of Securities.

All depository institutions considering an investment in the Securities should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “Policy Statement”) of the Federal Financial Institution Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the Office of the Comptroller of the Currency and the Office of Thrift Supervision, effective May 26, 1998, and by the NCUA effective October 1, 1998, among other things, sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational, and legal risks, applicable to all securities used for investment purposes. In addition, depository institutions and other financial institutions should consult their regulators concerning the risk-based capital treatment of any Securities. Any financial institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the Securities of a series.

Institutions whose investment activities are subject to regulation by federal or state authorities should review the rules, policies and guidelines adopted from time to time by these authorities before purchasing Securities, since some Securities may be deemed unsuitable investments, or may otherwise be restricted, under these rules, policies or guidelines, in some instances irrespective of SMMEA.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investments in securities which are not “interest-bearing” or “income-paying,” and, with regard to any book-entry Securities, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Prospective investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

PLAN OF DISTRIBUTION

The depositor may sell the Securities offered by this prospectus and by the related prospectus supplement either directly or through one or more underwriters or underwriting syndicates. The prospectus supplement for each series will set forth the terms of the offering of the series and of each class of the series, including the name or names of the underwriters, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers or the method by which the price at which the underwriters will sell the Securities will be determined.

The Securities of a series may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters will be subject to certain conditions precedent, and the underwriters will be severally obligated to purchase all the Securities of a series described in the related prospectus supplement if any are purchased. If Securities of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and the purchasers of the Securities of the series.

The place and time of delivery for the Securities of a series in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

STATIC POOL INFORMATION

Static pool information with respect to the related sponsor’s prior securitized pools, to the extent material, will be available online at an Internet website address specified in the applicable prospectus supplement. In addition, to the extent material, static pool information with respect to the prior securitized pools, presented by pool, or the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement. The static pool information related to a trust will include information, to the extent material, relating to:

•	payment delinquencies of the mortgage loans;

•	cumulative losses with respect to the mortgage loans; and

•	prepayments of the mortgage loans;

in each case presented in periodic increments.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided. This information may include, among other things (in each case by pool or vintage year): the number of securitized mortgage loans or of originated or purchased mortgage loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average loan-to-value ratio; the distribution of mortgage loans by interest rate; and information regarding the geographic distribution of the mortgage loans.

Static pool information is not deemed part of this prospectus or of the Registration Statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust that was established by the depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the mortgage loans of any trust established on or after January 1, 2006, information regarding those mortgage loans for periods before January 1, 2006.

Static pool information made available via an Internet website in connection with an offering of securities of any series will remain available on that website for at least five years following commencement of the offering.

ADDITIONAL INFORMATION

The depositor has filed the registration statement with the Securities and Exchange Commission (the “SEC”) (Registration No. 333-131712). The depositor is also subject to some of the information requirements of the Exchange Act, and, accordingly, will file reports thereunder with the SEC. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington,

D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval System at the SEC’s website (http://www.sec.gov).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the depositor to “incorporate by reference” information it files with the SEC, which means that the depositor can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the depositor files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying prospectus supplement.

Saxon Asset Securities Company, as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

All documents and reports filed, or caused to be filed, by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any Form 10-K) prior to the termination of an offering of securities are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from the depositor a copy of any documents or reports relating to the securities being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Legal Department, Saxon Asset Securities Company, 4860 Cox Road, Suite 300, Glen Allen, Virginia 23060 ((804) 967-7400). The depositor has determined that its financial statements are not material to the offering of any securities.

The depositor filed a registration statement relating to the securities with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits and the periodic reports and the Agreement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Room, 100 Fifth Street, N.W., Washington, D.C. 20549 or be accessed at the internet site http://www.sec.gov maintained by the Commission. Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330.

REPORTS TO SECURITYHOLDERS AND TO THE SEC

Periodic reports concerning the trust will be made available to securityholders on the website of the party identified in the related prospectus supplement under the heading “Additional Information.” For a description of these reports, see “The Agreements — Reports to Securityholders.”

Additionally, periodic and annual reports will be filed with the SEC as described above under “Incorporation of Certain Information by Reference” and may be inspected and copied at the public reference facilities maintained by the SEC or viewed electronically via the SEC’s website, in each case as described above under “Additional Information.” In addition, these reports will be available on the website of the party identified in the related prospectus supplement under the heading “Additional Information.”